ERGO SCIENCE CORPORATION HAS OMITTED FROM THIS EXHIBIT [10.41 PORTIONS OF THE AGREEMENT FOR WHICH ERGO SCIENCE CORPORATION HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                   JOINT COLLABORATION AND LICENSE AGREEMENT
                   -----------------------------------------

     This JOINT COLLABORATION AND LICENSE AGREEMENT (the "Agreement"), dated as of February 23, 1998 (the "Effective Date"), by and between ERGO Research Corporation (a wholly-owned subsidiary of ERGO Science Corporation), a Delaware corporation having a place of business at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, and ERGO Science Corporation, a Delaware corporation having a place of business at 33 Third Avenue, Charlestown, Massachusetts 02129-2051, (hereinafter referred to collectively and individually as "ERGO") and The R.W. Johnson Pharmaceutical Research Institute, a division of ORTHO PHARMACEUTICAL CORPORATION, a Delaware corporation having its principal place of business at U.S. Route 202 South, Raritan, New Jersey 08869 ("PRI"), ORTHO-McNEIL Pharmaceutical, Inc., a Delaware Corporation (a wholly-owned subsidiary of Johnson & Johnson), having a place of business at U.S. Route 202, Raritan, New Jersey ("ORTHO-McNEIL"), and Cilag AG International, a Swiss corporation having a place of business at Chollerstrasse 38, CH-6300, ZUG, Switzerland ("CILAG"), hereinafter referred to collectively and individually as "ORTHO"). Johnson and Johnson, a New Jersey corporation having its place of business at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 ("J&J") is a party to this Agreement as a guarantor of the performance under this Agreement by ORTHO and all of the Affiliates of ORTHO. ERGO and ORTHO are sometimes referred to herein individually as a "Party" and collectively as the "Parties", and all references to "ERGO" and "ORTHO" shall include their respective Affiliates, where appropriate under the terms of this Agreement.

     CILAG shall be the Party to this Agreement that receives the ex-U.S. intellectual property rights granted hereunder and ORTHO and PRI shall be the Parties to this Agreement that receive the U.S. intellectual property rights granted hereunder. In this regard, any references to ORTHO hereunder as it relates to the ex-U.S. intellectual property rights and obligations shall be a reference to CILAG.

                                  WITNESSETH:
                                  -----------

     WHEREAS, ORTHO is a wholly owned subsidiary of Johnson & Johnson, a multinational health care company with research, development and marketing activities worldwide, which desires to obtain additional potential drug products to sell for Diabetes, Obesity and possible other indications.

     WHEREAS, ERGO is developing compounds, including Bromocriptine, which, among other things, is a regulator of glucose and lipid metabolism for use in treating Type II Diabetes, and possibly for use in treating obesity. ERGO has conducted, and is conducting several clinical trials of Bromocriptine, and is planning additional clinical trials;

     WHEREAS, the Parties intend to establish a collaboration for the development and commercialization of Bromocriptine and possibly other compounds for Type II Diabetes Indications (as hereinafter defined), Obesity Indications (as hereinafter defined), and possibly other indications, throughout the world. In connection therewith, ERGO desires to grant to ORTHO, and ORTHO desires to obtain, rights to manufacture, develop and market Bromocriptine and possibly other compounds and possibly combinations of compounds for such Type II Diabetes indications, Obesity indications and possible other indications worldwide, all on the terms and conditions set forth in this Agreement;

     WHEREAS, the Parties intend to record, characterize and report their activities under this Agreement as separate activities of each of the Parties;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     SECTION 1.01. Definitions.  The following terms, when capitalized, shall
                   -----------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this Agreement:

     "Additional Indication" shall be determined on a compound by compound basis
     -----------------------
for Collaboration Compounds and Collaboration Products. For a particular Collaboration Compound or Collaboration Product, "Additional Indication" means an Indication, other than a Development Indication, for which the Collaboration Compound or Collaboration Product is, at the time of determination, being jointly Developed and/or Commercialized pursuant to Articles IV, V or VII. An Indication shall cease to be an "Additional Indication" for a particular Collaboration Product at such time as such Collaboration Product is no longer being jointly Developed by the Parties pursuant to Articles IV and V or Commercialized pursuant to Article VII for such Indication.

     "Adjusted Advanced Payment" shall have the meaning described in Section
     ---------------------------
4.08(c).

     "Advanced Payment" shall have the meaning described in Section 4.08(c).
     ------------------

     "Advertising" means the advertising and promotion of Collaboration Products
     -------------
in the Profit/Loss Sharing Territory and through any means, including and not limited to, without limitation, (i) television and radio advertisements; (ii) advertisements appearing in journals, newspapers, magazines or other media;
(iii) seminars and conventions; (iv) packaging design; (v) professional education programs; (vi) samples, visual aids and other selling materials; (vii) hospital formulary committee presentations; and (viii) presentations to state and other governmental formulary committees.

     "Affiliate" means any person, corporation, partnership, firm, joint venture
     -----------
or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with ERGO or ORTHO, as the case may be. As used in this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

     "Allocated Administrative Expenses" means the administrative costs incurred
     -----------------------------------
by a Party or for its account specifically attributable to employees, consultants, and information systems that are engaged in the Development or Commercialization of Collaboration Compounds and Collaboration Products. Allocated Administrative Expenses shall be calculated in the manner set forth in Exhibit A.

     "Allowable Expenses" means those expenses incurred in preparation for and
     --------------------
after the commercial launch of a Collaboration Product that are generally consistent with a Commercialization Plan and Commercialization Budget and are specifically attributable to Collaboration Compounds or Collaboration Products in the Territory, and shall consist of (i) Cost of Goods Sold, (ii) Allowable Operating Expenses and (iii) a Cost of Capital Allowance.

     "Allowable Operating Expenses" shall include Currency Gains and Losses, a
     ------------------------------
provision for uncollectible accounts, Pre-Marketing Expenses, Marketing Expenses, Distribution Expenses, Post-Launch Product R&D Expenses, Allocated Administrative Expenses and Patent Expenses, Trademark Expenses, and Legal/Litigation Expenses, including outside counsel expenses.

     "Bromocriptine" means that certain compound designated (5')-2-Bromo-12'-
     ---------------
hydroxy-2'-(1-methylethyl)-5'-(2-methylpropyl) ergotaman-3',6',18-trione, including salts and optical isomers thereof and in the form of a Product.

     "Capped Equalization Amount" shall have the meaning set forth in Section
     ---------------------------
8.02(b).

     "CGMPS" means manufacturing practices in conformity with the FDA's
     -------
regulations governing current good manufacturing practices set forth in 21 C.F.R. Part 210 et seq.
                ------

     "Collaboration Compound" means an Eligible compound that has been accepted
     ------------------------
pursuant to Article V for joint Development and/or Commercialization by the Parties for at least one Indication. A compound shall cease to be a Collaboration Compound at such time as it is no longer being jointly Developed or Commercialized by the Parties pursuant to Article V for any Indication. As of the Effective Date, Bromocriptine is the one and only Collaboration Compound.

     "Collaboration Product" means a human drug product other than an
     -----------------------
Independent Product, in a form suitable for sale to an end user and/or for use in conducting clinical studies, containing as an active ingredient at least one Collaboration Compound.

     "Combination Product" means a Collaboration Product containing at least one
     ---------------------
Collaboration Compound and one or more additional active ingredients. A Combination Product may contain Bromocriptine.

     "Commercial Equalization Payment" means the payment with respect to each
     ---------------------------------
Collaboration Product to be made by one Party to the other to share Operating Profits or Operating Losses between the Parties that are to be shared by the Parties in accordance with the provisions of Article VIII in the manner shown on Exhibit B. The Commercial Equalization Payment excludes any accounting for Development Expenses.

     "Commercialization Activities" means activities relating to the
     ------------------------------
manufacture, marketing and sale of a Collaboration Product, including Pre-Marketing, which in the Profit/Loss Sharing Territory is undertaken pursuant to a Commercialization Plan ("Commercialization" means undertaking
Commercialization Activities).

     "Commercialize" means undertake Commercialization Activities.
     ---------------

     "Commercialization Budget" shall have the meaning set forth in Section
     --------------------------
7.02.

     "Commercialization Plan" shall have the meaning set forth in Section 7.02.
     ------------------------

     "Compounded Excess Equalization Payment" shall have the meaning set forth
     ----------------------------------------
in Section 8.02(b).

     "Confidential Information" shall have the meaning set forth in Section
     --------------------------
10.01.

     "Consolidated Financial Statement" means the financial statements described
     ----------------------------------
in Section 8.02 and in the form set forth in Exhibit B.

     "Control" or "Controlled" means the right to grant a license or sublicense
     ---------    ------------
to intangible property rights (including patent rights, know-how and/or trade secret information), and the right to provide access to or cross-reference to regulatory filings, in each case to the extent not in violation of the terms of any pre-existing agreement or other arrangement with any Third Party. "Control" expressly includes the right of ownership, in whole or in part.

     "Cost of Capital Allowance" means the amount recoverable by either Party
     ---------------------------
under this Agreement for the use of its Utilized Capital allocated to the business of this collaboration related to Collaboration Products in the Profit/Loss Sharing Territory, and shall be equal in each fiscal quarter to (i) the average Utilized Capital of such Party during the quarter (calculated on the basis of Utilized Capital on the first working day of the fiscal quarter plus Utilized Capital on the last working day of the fiscal quarter, divided by two) multiplied by (ii)[*]. By way of example[*].

     "Cost of Goods Sold" means the cost of Collaboration Product inventory
     --------------------
sold, royalties paid to Third Parties on account of such sales, and other manufacturing costs incurred with respect to Collaboration Products in the Profit/Loss Sharing Territory. Cost of Goods Sold shall be calculated in the manner set forth in Exhibit A.

     "Currency Gains (Losses)" means gains or losses resulting from a change in
     -------------------------
exchange rates (in the case of unhedged transaction) and/or the gains or losses of related hedging transactions, in either case as associated with Collaboration Products in the Profit/Loss Sharing Territory, calculated in the manner set forth in Exhibit A.

     "Development Activities" means activities relating to obtaining Regulatory
     ------------------------
Approval of Collaboration Compounds and Collaboration Products, and activities relating to developing the ability to manufacture and continue to manufacture the same including activities of Third Party manufacturers to manufacture Collaboration Products Development Activities include but are not limited to preclinical testing, toxicology, formulation, bulk production, manufacturing process development, quality assurance and quality control technical support, pharmacokinetics, clinical studies, regulatory affairs and outside counsel regulatory legal services. Such activities when related to potential new Indications prior to their designation as Additional Indications pursuant to
Article V, and such activities when related to Eligible Compounds prior to their designation as Collaboration Compounds pursuant to Article V, shall be deemed Pre-Selection Activities.

     "Development" means undertaking Development Activities.
     -------------

     "Develop" means undertake Development Activities.
     ---------

     "Development Budget" shall have the meaning set forth in Section 4.05.
     --------------------

     "Development Expenses" means the expenses incurred by a Party or for its
     ----------------------
account by a Third Party (including capital expenditures made by a Third Party and reimbursed by a Party) which are generally consistent with a Development Plan and Development Budget and are specifically attributable to the Development of a Collaboration Compound or Collaboration Product (including royalties paid to a Third Party not otherwise recovered as a Cost of Goods Sold). Development Expenses shall include, but are not limited to, the cost of preclinical and clinical studies (whether conducted internally or by a Third Party, individual investigators or consultants), toxicological, pharmacokinetic, metabolic, analytical, formulation, and chemical studies, final product scale-up, and qualification and validation batches as required for Pre-Approval Inspection by FDA for the purpose of obtaining Regulatory Approval of a Collaboration Product in the Profit/Loss Sharing Territory, and costs (and related fees) for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a Collaboration Product in the Profit/Loss Sharing Territory.

     "Development Indication" means, for a Collaboration Product, the Diabetes
     ------------------------
Indication and the Obesity Indication to the extent that the Collaboration Product is, at the time of determination, being jointly Developed and/or Commercialized pursuant to Articles IV, V or VII for such indication.

     "Development Plan" shall have the meaning set forth in Section 4.05.
     ------------------

     "Diabetes Indication" means the indication for use for the prophylaxis
     ---------------------
and/or treatment of impaired glucose tolerance, Type I diabetes, or Type II diabetes in human patients.

     "Direct Equivalent Full-Time" or "Direct EFT" means the work done by a
     ----------------------------      ----------
full-time employee that is directly related to the Development of the given product. If the work requires less than one full-time employee, the partial amount is based on a total of 52 weeks or 2,080 hours per year. Direct EFT work excludes headcount supporting all general and administrative activities (as defined in Exhibit A).

     "Distribution Expenses" means the costs incurred by a Party or for its
     -----------------------
account, specifically attributable to the distribution of a Collaboration Product in the Profit/Loss Sharing Territory, to be calculated in the manner set forth in Exhibit A.

     "Drug Approval Application" means an application for Regulatory Approval
     ---------------------------
required to be approved before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

     "Effective Date" shall have the meaning set forth in the Recitals to this
     ----------------
Agreement.

     "Eligible Compound" means a compound, Controlled by a Party or an Affiliate
     -------------------
of a Party, that has utility in the Field.

     "EMEA" means the European Medicine Evaluation Agency.
     ------

     "Equalization Payment" means a Commercial Equalization Payment or a
     ----------------------
Compounded Excess Equalization Payment.

     "Equivalent Full-Time Rate" or "EFT Rate" means the annually determined
     ---------------------------     --------
rate that will be charged by one Party to the other for each Direct EFT working on a given Collaboration Product in the Profit/Loss Sharing Territory. As of the Effective Date, the ORTHO EFT Rate shall be [*] and the ERGO EFT Rate shall be[*]. Each EFT Rate shall be subject to adjustment annually by the method described in Section 4.08(a).

     "ERGO Know-how" means Information which (i) ERGO discloses to ORTHO under
     --------------
this Agreement and (ii) is within the Control of ERGO.

     "ERGO Patent" means a Patent which, absent rights thereunder, would be
     -------------
infringed by the research, development, manufacture, use, importation, sale or offer for sale of a Collaboration Compound or a Collaboration Product for a Development Indication or, if any, an Additional Indication, and an Independent Product for Independent Indication which Patent is Controlled by ERGO, including patents Controlled by ERGO based on ERGO's interest in any Joint Patents. A list of ERGO Patents, as of the Effective Date, relating to the use of Bromocriptine in the Metabolic Indication is attached hereto as Exhibit D-1. Such list shall be modified from time-to-time to reflect any changes in status with respect to ERGO Patents and/or changes in the joint Development and/or Commercialization of Collaboration Compounds for Development and/or Additional Indications and Independent Products for Independent Indications. Such Patents listed in Exhibit D-1, as amended, shall be deemed to be Controlled by ERGO for purposes of this Agreement.

     "ERGO Trademark Rights" means any and all trademark rights that ERGO
     -----------------------
Controls, including the trademark for ERGOSET tablets.

     "Excepted Development Matters" shall have the meaning set forth in Section
     ------------------------------
4.02(b).

     "FDA" means the United States Food and Drug Administration, or any
     -----
successor agency.

     "Field" means the diagnosis, treatment and/or prophylaxis of diabetes or
     -------
obesity in humans with a medical agent acting principally through an NRT Mechanism.

     "HSR Date" means the date on which, under the Hart-Scott-Rodino Anti-trust
      --------
Improvements Act of 1976, as amended ("HSR Act"), the rights and obligations of the Parties under this Agreement as provided in Section 17.19 become effective.

     "Independent Product" means a human drug product containing an Eligible
     ---------------------
Compound being separately developed by a Party for one or more indications (the "Independent Indications") in which the active ingredient therein either (i) was formerly a Collaboration Compound that, at the time of determination, is no longer being jointly Developed or Commercialized by the Parties for such Independent Indications as a consequence of the termination of joint Development under Section 5.02(d) or Section 5.04(b) or (ii) that is being developed for Independent Indications with respect to which ORTHO did not elect to participate in joint Development and/or Commercialization for such Independent Indications notwithstanding ORTHO's options to do so pursuant to Section 5.04(b).

     "Indication" means a Metabolic Indication or a Non-metabolic Indication.
     ------------

     "Information" means (i) techniques and data relating to Collaboration
     -------------
Compounds, Collaboration Products and Combination Products and Eligible Compounds to the extent offered for joint Development as set forth in Article V and including (but not limited to) inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological, preclinical and clinical test data, analytical and quality control data, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and (ii) compounds, compositions of matter, assays and biological materials related thereto.

     "Initial Development Plan and Budget" means the initial Development Plan
     -------------------------------------
and Budget concerning the Development of an Eligible Compound or a Collaboration Compound for an Indication that is not, at the time the plan is prepared and agreed to as provided in Article V, an extant Development

Indication or an extant Additional Indication. "Initial Development Plan and
                                                ----------------------------
Budget for Bromocriptine" means the initial Development Plan and Budget as set
------------------------
forth in Exhibit E concerning the Development of Bromocriptine for the Type II Diabetes Indication and the Obesity Phase IIA Clinical Trial, as set forth in
Section 4.05.

     "Internal Cost" means the expenses charged by one Party to the other for
     ---------------
Development of a Collaboration Compound or a Collaboration Product performed by employees of the Parties. The yearly amount is calculated by multiplying the EFT Rate by the number of Direct EFTs for the given year.

     "Joint Project Team" or "JPT" means the committee established pursuant to
     --------------------    -----
Section 2.07 below.

     "Joint Patent" shall have the meaning set forth in Section 11.03(a).
     --------------

     "Label Claim" means a claim for an indication of use as a result of
     -------------
Regulatory Approval.

     "Launch Budget" shall have the meaning set forth in Section 7.02.
     ---------------

     "Launch Date" means the date of the first offer for Commercial Sale,
     -------------
following Regulatory Approval, of a Collaboration Product in the United States.

     "Launch Plan" shall have the meaning set forth in Section 7.02.
     -------------

     "Lead Development Party" or "LDP" means the Party responsible hereunder for
     ------------------------    -----
the Development of a Collaboration Compound for a particular Indication at the relevant stage of Development, and shall be the Party carrying out or having carried out the Development Plan related thereto, as further described in
Section 4.03 hereof.

     "Losses" shall have the meaning set forth in Section 15.01(a).
     --------

     "LSU Patent" means the Patents, listed in Exhibit D2, licensed to and, for
     ------------
purposes of this Agreement, Controlled by ERGO.

     "Major European Market Country" means France or Germany.
     -------------------------------

     "Manufacturing Party" shall be any Party responsible for the (i)
     ---------------------
manufacturing and supply of Collaboration Compounds and Collaboration Products for use during Development or (ii) commercial manufacture and supply of Collaboration Products, as the case may be.

     "Marketing Expenses" means the costs that are generally consistent with a
     --------------------
Commercialization Budget and Commercialization Plan and are incurred after the first commercial launch of a Collaboration Product and are specifically attributable to the sale, promotion, advertising, and marketing of such Collaboration Product in the Profit/Loss Sharing Territory. Marketing Expenses shall be calculated in the manner set forth in Exhibit A.

     "Material Breach" shall have the meaning set forth in Section 14.02(f).
     -----------------

     "Metabolic Indications" means the Diabetes Indication and the Obesity
     -----------------------
Indication.

     "Milestone Payment" means, collectively, the Type II Diabetes Milestone
     -------------------
Payments, the Obesity Milestone Payments, and the Non-Metabolic Indication Milestone Payment.

     "NDA" means a complete New Drug Application and all amendments and
     -----
supplements thereto filed with the FDA including all documents, data, and other information concerning a Collaboration Product, which are necessary for, or included in, FDA approval to market such Collaboration Product as more fully defined in 21 C.F.R. 314.5 et seq.

     "NDA Approval" means the approval of an NDA by the FDA required before
     --------------
commercial sale or use of a Collaboration Product as a drug in the United
States.

     "Net Trade Sales" means the amount invoiced by a Party or its Affiliate for
     -----------------
sales of Collaboration Products to a Third Party in the Profit/Loss Sharing Territory, less estimates which will be adjusted to actual on a periodic basis of: (i) discounts, including cash discounts, discounts to managed care or similar organizations, rebates paid, credit, accrued or actually taken, including government rebates such as Medicaid chargebacks, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of such Party), (ii) credits or allowances actually granted upon claims, rejections or returns of such sales of Collaboration Products, including recalls, regardless of the Party requesting such recalls, and (iii) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, chargebacks, and refunds.

     "Non-Manufacturing Party" shall be any Party that is not a Manufacturing
     -------------------------
Party.

     "Non-Metabolic Indication" means an indication for use for the treatment of
     --------------------------
human patients, other than a Metabolic Indication.

     "Non-Metabolic Indication Milestone Payment" shall have the meaning set
     --------------------------------------------
forth in Section 5.05

     "NRT Mechanism" or "Neuroendocrine Resetting Therapy Mechanism" means a
     ---------------    --------------------------------------------
mechanism of action that produces or induces a therapeutically beneficial modification, at one or more specified times of day, of the levels or activity of at least one of prolactin, dopamine, serotonin, dopamine -hydroxylase, or any receptor or receptor subtype for any of the foregoing, or any other hormone, neurotransmitter, enzyme or receptor whose modification is the subject of a claim in one or more of the U.S. patents and pending U.S. patent applications listed on Exhibit D1 and Exhibit D2.

     "Obesity Indication" means the indication for use for the prophylaxis or
     --------------------
treatment of obesity or overweight in human patients by reducing weight and/or body fat and/or modifying body composition (i.e. improving the lean to fat mass ratio).

     "Obesity Milestone Payments" shall have the meaning set forth in Section
     ----------------------------
3.02(b).

     "Obesity Phase IIA Trial" means ERGO's Phase IIA Clinical Trial currently
     -------------------------
designated under protocol number 2-97-2.1 and includes all modifications thereto (including a change in protocol number).

     "Off-label Sales" means the sale by an unlicensed Third Party of a human
     -----------------
drug product that has the same active ingredients as a Collaboration Product for an Indication that is different from the approved Indication for such unlicensed product.

     "Operating Profits or Losses" means the profits or losses relating to the
     -----------------------------
Commercialization of Collaboration Compounds and Collaboration Products in the Profit/Loss Sharing Territory and shall be equal to (i) Net Trade Sales less
(ii) Allowable Expenses. A separate determination of Net Trade Sales, Allowable Expenses and Operating Profits or Losses shall be made for each Collaboration Product as outlined in Exhibit B. In the event multiple Collaboration Products are being Commercialized under this Agreement, the individual statements of Operating Profits or Losses shall then be used to produce a single statement of Operating Profits or Losses for purposes of overall accounting between the Parties.

     "ORTHO Know-how" means Information that (i) ORTHO discloses to ERGO under
     ----------------
this Agreement and (ii) is within the Control of ORTHO.

     "ORTHO Patent" means a Patent which, absent rights thereunder, would be
     --------------
infringed by manufacture, use, importation, sale or offer for sale of a Collaboration Product, which Patent is Controlled by ORTHO, including patents Controlled by ORTHO based on ORTHO's interest in any Joint Patents. As of the Effective Date, there are no ORTHO Patents.

     "Out of Pocket Expenses" means all costs and expenses, other than Internal
     ------------------------
Costs, that are directly related to the Development of a Collaboration Compound or a Collaboration Product, including (without limitation):

     (1) Clinical Studies, including expenses associated with the cost for a clinical protocol,

     (2) Pre-Clinical Studies, including outside contractual agreements for research studies that will provide data to facilitate the New Drug Application with the FDA or any other appropriate international authority,

     (3) Outside Consultants, including outside contractual agreements with expert consultants, and


     (4) R&D Supplies, including expenses associated with the cost of all project related materials and supplies utilized for the development of drug studies and the production of demonstration and experimental batches,

     "Patent" means patents, applications for patent, provisional applications
     --------
for patent, and reexamination certificates, reissue patents, patent extensions, patent term restorations, including any divisions, continuations and continuations-in-part thereof, in any country, region, or jurisdiction.

     "Patent Expenses" means the fees, expenses and disbursements of outside
     -----------------
counsel, and payments to Third Party agents incurred in connection with the preparation, filing, prosecution and maintenance of ERGO Patents, ORTHO Patents and Joint Patents covering Collaboration Compounds and Collaboration Products, including the costs of patent interference and opposition proceedings.

     "Phase I Clinical Trial" means that portion of the clinical development
     ------------------------
program which provides for the first introduction into humans of a Product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action as more fully defined in 21 C.F.R. 312.21(a).

     "Phase IIA Clinical Trial" means that portion of the clinical development
     --------------------------
program which provides for the initial trials of a Collaboration Compound on a limited number of patients for the purpose of determining whether the Collaboration Compound affects a surrogate marker or indicator of pharmacological or clinical activity in the proposed disease state/therapeutic indication.

     "Phase IIB Clinical Trial" means that portion of the post-Phase IIA
     --------------------------
clinical development program which provides for the definitive, well controlled clinical trials of a Collaboration Compound in patients for the purpose of determining the safe and effective dose range in the proposed therapeutic indications as more fully described in 21 C.F.R. 312.21 (b).

     "Phase III Clinical Trials" means that portion of the clinical development
     ---------------------------
program which provides for continued trials of a Product on sufficient numbers of patients to establish the safety and efficacy of a Product and generate pharmaco-economic data to support regulatory approval in the proposed therapeutic indication as more fully defined in 21 C.F.R. 312.21(c).

     "Phase IIIB Clinical Trials" means product support clinical trials of a
     ----------------------------
Collaboration Product in the Profit/Loss Sharing Territory (i.e., a clinical trial which the JPT determines is not required for receipt of initial Regulatory Approval but which may be useful in providing additional drug profile data or expansion of the Collaboration Product's Label Claim) commenced after NDA filing but before NDA approval. These trials shall be considered a part of Commercialization Activities, except for the clinical trials for Bromocriptine specifically identified in Exhibit E, which trials shall be considered Development Activities for the purposes of this Agreement; provided, however, that the clinical trials for Bromocriptine identified in Exhibit E shall in any event be designated Phase IIIB Clinical Trials.

     "Phase IV Clinical Trials" means product support clinical trials, including
     --------------------------
new drug delivery systems, of a Collaboration Product with an approved Label claim commenced after receipt of Regulatory Approval in the country where such trial is being conducted. These trials shall be considered a part of Commercialization.

     "Post-Launch Product R&D Expenses" means the costs of Phase IIIB Clinical
     ----------------------------------
Trials and Phase IV Clinical Trials and ongoing product support (including manufacturing and quality assurance technical support, and laboratory and clinical efforts directed toward the further understanding of product safety and efficacy) and medical affairs (including regulatory support safety and surveillance necessary for product maintenance) which are specifically attributable to a Collaboration Product in the Profit/Loss Sharing Territory where such Collaboration Product has been launched, excluding costs that are included within Costs of Goods Sold or Development Expenses and any costs reasonably associated with maintaining Regulatory Approval of Collaboration Compounds and Products. Post-Launch Product R&D Expenses shall be calculated in the manner set forth in Exhibit A. Notwithstanding the foregoing, with respect to Phase IIIB Clinical Trials for Bromocriptine specifically identified in Exhibit E, the costs of such trials shall not be a Post-Launch Product R&D Expense, but shall instead be treated as a Development Expense for the purposes of this Agreement, but ORTHO may elect for its internal purposes to treat such expenses as commercialization expenses.

     "Pre-Approval Inspection" or "PAI" means the FDA inspection of
     -------------------------     ---
manufacturing process and facilities as part of NDA-approval.

     "Pre-Marketing" means undertaking Pre-Marketing Activities.
     ---------------

     "Pre-Marketing Activities" means Commercialization Activities undertaken
     --------------------------
prior to and in preparation for the launch of a Collaboration Product in the Profit/Loss Sharing Territory, consistent with a Commercialization Plan and Commercialization Budget and prior to the first commercial launch of such Collaboration Product in the Profit/Loss Sharing Territory. Pre-Marketing Activities shall include, but are not limited to, Advertising, education, sales force training, trademark activities (including selection, filing, prosecution and enforcement) and other activities included within the

Commercialization Plan prior to the first commercial launch of such Collaboration Product in the Profit/Loss Sharing Territory.

     "Pre-Marketing Expenses" means the costs, excluding Development Expenses,
     ------------------------
specifically attributable to the Pre-Marketing of a Collaboration Product.

     "Pre-Selection Activities" means the scientific, technical, pre-clinical,
     --------------------------
regulatory, and clinical activities undertaken to discover, develop and/or evaluate a potential indication that is not already a Development Indication or an Additional Indication for a Collaboration Compound or an Eligible Compound pursuant to Article V, including screening, chemistry, pharmacology, pharmacokinetics, toxicology, formulation, process development, manufacture (including manufacture of bulk drug substance and drug product) for clinical trials, and clinical pharmacology data.

     "Pre-Selection" means undertaking Pre-Selection Activities.
     ---------------

     "Pre-Selection Expenses" means the expenses incurred by a Party or for its
     ------------------------
account specifically attributable to Pre-Selection Activities.

     "Product Financial Statements" means the financial statements described in
      -----------------------------
Section 8.02 and in the form set forth in Exhibit B.

     "Products" means Collaboration Products and Independent Products.
     ----------

     "Profit/Loss Sharing Territory" means the United States, its territories
     -------------------------------
and possessions.

     "Regulatory Agency" means the equivalent of the FDA in any country of the
     -------------------
world, the EMEA or other organization of European countries, or organization of other regions of the world other than the United States of America.

     "Regulatory Approval" means any approvals (including, but not limited to,
     ---------------------
NDA Approval, pricing and reimbursement approvals), product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the commercial manufacture, use, storage, importation, export, transport or sale of Collaboration Products in a regulatory jurisdiction.

     "Royalty Bearing Product" means a Collaboration Product marketed directly
     -------------------------
or indirectly by ORTHO in the Royalty Bearing Territory pursuant to Section 7.03 or Section 8.02.

     "Royalty Bearing Sales" means the amount invoiced by a Party or its
     -----------------------
Affiliates for sales of Collaboration Products to a Third Party in the Royalty Bearing Territory and sales of Independent Products, if any, to a Third Party, less estimates which will be adjusted to actual on a periodic basis of: (i) discounts, including cash discounts, discounts to managed care or similar organizations, rebates paid, credit, accrued or actually taken, including government rebates such as Medicaid chargebacks, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of such Party), (ii) credits or allowances actually granted upon claims, rejections or returns of such sales of Collaboration Products, including recalls, regardless of the Party requesting such recalls, and (iii) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, chargebacks, and refunds, (iv) freight, postage, shipping and insurance charges paid for delivery of such Products, to the extent billed, and provisions for uncollectible accounts determined in accordance with such Party's normal accounting procedures consistently applied within and across its pharmaceutical operating units.

     In the event that Independent Products are sold in the form of Combination Products containing one or more active ingredients or active ingredients in combination with a drug delivery device, that are not other Independent Products, the Parties will agree on what portion of the Royalty Bearing Sales will be allocated to the Independent Product.

     "Royalty Bearing Territory" means the world, excluding (i) the Profit/Loss
     ---------------------------
Sharing Territory (unless for a particular Collaboration Product ORTHO elects to convert such Profit/Loss Sharing Territory to a Royalty Bearing Territory) and
(ii) Japan if ORTHO does not exercise its option as set forth in Section
3.02(c).

     "Royalty Percentage" shall have the meaning set forth in Section 8.04.
     --------------------

     "Safety" means adverse experiences that are significant, serious or life
     --------
threatening and that have a toxicological effect(s) on one or more body tissues.

     "Selling Expenses" shall have the meaning set forth in Exhibit A.
     ------------------

     "Steering Committee" means the committee described in Section 2.01.
     --------------------

     "Third Party" means any entity other than ERGO or ORTHO and their
     -------------
respective Affiliates.

     "Tolerability" means adverse drug experiences that are unpleasant to such
     -------------
an extent that they can materially and adversely affect market potential or market penetration of a Collaboration Product, but which do not necessarily require discontinuation of drug therapy.

     "Trademark Expenses" means the fees, expenses and disbursements of outside
     --------------------
counsel, and payments to Third Party agents incurred in connection with the preparation, filing, prosecution and maintenance of trademarks covering Collaboration Compounds and Collaboration Products, including the costs of trademark interference and opposition proceedings.

     "Type II Diabetes Indication" means the indication for use for the
     -----------------------------
prophylaxis or treatment of impaired glucose tolerance and/or Type II Diabetes in human patients, which indication may or may not include a claim for weight or fat reduction in Type II Diabetics.

     "Type II Diabetes Milestone Payments" shall have the meaning set forth in
     -------------------------------------
Section 3.02(a).

     "Utilized Capital" means the amount of a Party's capital specifically
     ------------------
attributable to the support of a particular Collaboration Product in the Profit/Loss Sharing Territory, and shall consist solely of the amount of the Party's consolidated net working capital dedicated to the carrying cost of accounts receivable, inventory, pre-paid assets and capital expenditures.


                                  ARTICLE II
                                  MANAGEMENT
                                  ----------

     SECTION 2.01. Steering Committee.  ERGO and ORTHO shall create, within
                   ------------------
thirty (30) days after the Effective Date (or such later time as may be mutually agreed to by the Parties), a Steering

Committee. The Steering Committee shall have an equal number of representatives from each Party and the size of the Steering Committee shall not exceed a total of four (4) members. Members of the Steering Committee shall be composed of senior personnel of the Parties. One member of the Steering Committee selected by ERGO and one member of the Steering Committee selected by ORTHO shall have substantial experience in pharmaceutical product research and development. One member of the Steering Committee selected by ERGO and one member of the Steering Committee selected by ORTHO shall have appropriate executive experience. Members of the Steering Committee shall serve on such terms and conditions as shall be determined by the Party selecting such person for membership on the Steering Committee. An alternate member designated by a Party may serve temporarily in the absence of a permanent member designated by such Party.

     SECTION 2.02. Meetings of the Steering Committee.  The Steering Committee:
                   ----------------------------------

     (a) Shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the Steering Committee, but in no event shall such meetings be held less frequently than once every six (6) months and such meetings shall alternate between the offices of the Parties unless otherwise agreed;

     (b) May conduct meetings in person or by telephone conference, provided that, any decision made during a telephone conference meeting is evidenced in a conformed writing signed by one of the members of the Steering Committee from each of the Parties;

     (c) Shall keep minutes reflecting actions taken at meetings;

     (d) May act without a meeting if prior to such action a written consent to such action is signed by all members of the Steering Committee; and

     (e) May amend or expand upon the foregoing procedures for its internal operation by unanimous written consent.

     SECTION 2.03. Functions and Powers of the Steering Committee.  The
                   ----------------------------------------------
activities of the Parties under this Agreement as they relate to the Profit/Loss Sharing Territory shall be coordinated by the Steering Committee to the extent set forth herein. The Steering Committee shall perform the following functions:

     (a) Coordinate the long-range strategy and planning only for the Development of Collaboration Products in the Profit/Loss Sharing Territory for each Development Indication and, if any, each Additional Indication in the manner contemplated by this Agreement;

     (b) Attempt to settle disputes or disagreements that are unresolved by the JPT relating to Excepted Development Matters which are referred to it by the JPT pursuant to Section 4.02(b) or other Development matters which are referred to it by either Party pursuant to Section 16.01;

     (c) Subject to Section 4.05(e), review, modify and approve the Development Plans and Development Budgets for the Profit/Loss Sharing Territory submitted to it by the JPT pursuant to Article IV, it being understood by the Parties that the Development Plans and Development Budgets in the Royalty Bearing Territory do not require Steering Committee approval;

     (d) Review and approve the Development Plans and Development Budgets in the Profit/Loss Sharing Territory submitted to it by the JPT pursuant to Article V if ORTHO exercises its option(s) pursuant to Article V to include an indication that is not then an extant Development Indication or an extant Additional Indication with respect to a Collaboration Product or a Collaboration Compound or to Develop an Eligible Compound for a initial Development Indication or an initial Additional Indication; and

     (e) Perform such other functions as appropriate to further the purposes of this Agreement as mutually determined by the Parties.

     SECTION 2.04. Steering Committee Actions.  Actions to be taken by the
                   --------------------------
Steering Committee pursuant to the terms of this Agreement shall be taken only following the unanimous vote of the members of the Steering Committee. The Steering Committee shall attempt to have all decisions approved by all members of the Steering Committee. If the members of the Steering Committee cannot reach a unanimous decision with respect to Development matters referred to it for approval within sixty (60) days following such referral, the final decision on such matters shall be made by ORTHO except for Excepted Development Matters. If the members of the Steering Committee cannot reach a unanimous decision with respect to any of the Excepted Development Matters which have been referred to it pursuant to Section 4.02(b) for resolution or approval, the status quo shall be maintained with respect to Excepted Development Matters items (i) and (ii) in
Section 4.02(b), except in the case where ORTHO desires to accelerate or increase spending with respect to an existing Development Plan as specifically provided in this subsection. As to Excepted Development Matters (i) and (ii) the status quo shall be maintained (e.g., no updated Development Plan and/or updated Development Budget shall be established); provided, however, that if ORTHO desires to accelerate or increase spending in order to increase the size, increase the number of, or expand the extent of studies with respect to any of the Collaboration Compound's extant Development Indications and/or extant Additional Indications contained in the Development Plan, including, but not limited to, accelerating the Plan to conduct additional clinical trials that ORTHO reasonably believes might be required by the FDA to obtain FDA approval of the Collaboration Product for a type II Diabetes Indication, ORTHO may proceed to do so at its own expense. If the indication for which such accelerated or increased spending has taken place is approved by the FDA and the Collaboration Product is thereafter Commercialized for such indication, ERGO agrees to repay [*] of any increased spending together with interest at an annual rate of[*]. Such repayment shall be accomplished by deductions from the amount due to ERGO from ERGO's share of Operating Profits attributable to such Collaboration Product, such deductions by ORTHO to commence upon NDA Approval and launch of the Collaboration Product for the Indication with respect to which spending by ORTHO was accelerated or increased. As to Excepted Development Matter item
(iii) in Section 4.02(b), the clinical trial shall be terminated if the Steering Committee does not reach unanimous decision after prompt consideration. As to Excepted Development Matter (iv) in Section 4.02(b), the final decision shall be made by ERGO, excluding all exceptions provided in Section 4.02(b) for which ORTHO shall make the final decision. As to Excepted Development Matter (v) in
Section 4.02(b), ERGO shall make the final decision. Except as provided for above in this Section 2.04, if the Steering Committee fails to reach agreement on a matter before it for decision, the matter shall be referred to executive officers of the Parties pursuant to Section 16.01. The manner described in this
Section 2.04 to resolve disputes regarding Excepted Development Matters shall be the sole mechanism for resolving such matters under this Agreement.

     SECTION 2.05. Obligations of Parties.  ERGO and ORTHO shall provide the
                   ----------------------
Steering Committee and its authorized representatives with reasonable access during regular business hours to all records and documents of the respective Parties relating to this Agreement that the committee may reasonably require in order to perform its obligations hereunder; provided, however, that if such documents are under a bona fide obligation of confidentiality to a Third Party then a Party may withhold access thereto to the extent necessary to satisfy such obligation.

     SECTION 2.06. Limitations of Powers of Committees.
                   -----------------------------------

     (a) The Steering Committee shall have only such powers as are specifically delegated to it hereunder. Except as set forth in Section 2.03, the Steering Committee shall not be involved with the day-to-day management of the collaboration under this Agreement.

     (b) Notwithstanding the creation of the Steering Committee, the JPT, or any subcommittees thereof, each Party to this Agreement shall retain the rights, powers, and discretion granted to it hereunder, and such committees and subcommittees shall not be delegated or vested with any such rights, powers, or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing. Such committees or subcommittees shall not have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 17.15.

     SECTION 2.07. Formation of Joint Project Team (JPT). The Parties shall
                   -------------------------------------
establish the JPT within thirty (30) days after the Effective Date as more fully set forth in Article IV hereof.

     SECTION 2.08. Accounting.
                   ----------

     (a) For the purposes of determining all costs and expenses hereunder, any cost or expense allocated by either Party to a particular category for a particular Collaboration Product shall not also be allocated to another category for such Collaboration Product, and any cost or expense allocated to a particular Collaboration Product in a particular country shall not be allocated to another Collaboration Product or the same Collaboration Product in a different country.

     (b) Each Party agrees to determine Net Trade Sales, Royalty Bearing Sales, Allowable Expenses, Development Expenses, Pre-Selection Expenses and all other costs and expenses hereunder with respect to Collaboration Products, Royalty Bearing Products and Independent Products consistent with the definitions thereof contained herein and using its standard accounting procedures, consistent with United States generally accepted accounting principles, to the extent practical as if such Products were solely owned products of such Party, except as specifically provided in this Agreement. Each Party shall keep reasonably detailed records of the foregoing from which the material components of such items can be derived.

                                  ARTICLE III
                  INITIAL LICENSING FEE AND MILESTONE PAYMENTS
                  --------------------------------------------

     SECTION 3.01.  License Fee and Equity.
                    -----------------------

     (a) Initial Licensing Fee.  As partial payment for the patent and know-how
         ---------------------
licenses granted by ERGO pursuant to Article VI hereof, ORTHO shall pay to ERGO a license fee equal to ten million dollars ($10,000,000) within ten (10) business days after the HSR Date. This fee shall be nonrefundable and shall be non-creditable against any future obligations of ORTHO under this Agreement.

     (b) Equity Investment.  ORTHO, through the Johnson & Johnson Development
               ------------
Corporation shall make an equity investment of ten million dollars ($10,000,000) in ERGO pursuant to the terms and conditions of a Stock Purchase Agreement of even date between Johnson & Johnson Development Corporation and ERGO.

     SECTION 3.02. Bromocriptine Milestone Payments.
                   --------------------------------

     (a) Bromocriptine Type II Diabetes Milestone Payments.  ORTHO shall make
         -------------------------------------------------
the following payments ("Bromocriptine Type II Diabetes Milestone Payments") to ERGO within fifteen (15) business days after the first achievement of each milestone that follows (but not before the HSR Date):


                      TYPE II DIABETES MILESTONES PAYMENT


     [*]

     (b) Obesity Indication Milestone Payments for the First Collaboration
         -----------------------------------------------------------------
Compound Developed for the Obesity Indication.  ORTHO shall make the following
----------------------------------------------
milestone payments ("Obesity Indication Milestone Payments") to ERGO within fifteen (15) business days after the first achievement of the milestones that follow (but not before the HSR Date):



                OBESITY INDICATION AND SALES MILESTONE PAYMENTS


     [*]

     (c) Option to include Japan in the Royalty Bearing Territory
     ------------------------------------------------------------

     As of the Effective Date of this Agreement and until[*], ORTHO shall have an exclusive option to include Japan in the Royalty Bearing Territory.

     ORTHO may exercise such option [*]by paying ERGO within that period the sum of [*] or;

     [*], ORTHO may, at its sole discretion, elect to extend the exclusive option period [*](the Extended Option Period), by a payment to ERGO of[*]. At any time during the Extended Option Period, ORTHO may elect to include Japan in the Royalty Bearing Territory for a payment of [*] to ERGO.

     If ORTHO exercises its option as set forth above to include Japan in the Royalty Bearing Territory, ORTHO shall make the following payments to ERGO within fifteen (15) business days after the first achievement of each of the following milestones:

     [*]

     In the event that ORTHO does not exercise ORTHO's option to include Japan in the Royalty Bearing Territory, then all rights granted to ORTHO in this Agreement in Japan shall revert to ERGO, Japan shall no longer be within the Territory, and ERGO shall be free to develop and/or commercialize Eligible Compounds for any Indication, independent of this Agreement, in Japan alone or with a Third Party.

                                  ARTICLE IV
                                  DEVELOPMENT
                                  -----------

     SECTION 4.01. Formation of the Joint Project Team.  Within thirty (30) days
                   ------------------------------------
after the Effective Date (or such later time as may be mutually agreed to by the Parties), the Parties shall establish the Joint Project Team (hereinafter referred to as the JPT). The JPT shall consist of an equal number of representatives of ERGO and ORTHO to be agreed upon by the Parties from time to time. Either Party may designate a substitute for a member unable to be present at a meeting. One of the ORTHO members of the JPT, chosen at the sole discretion of ORTHO, along with one of the ERGO members of the JPT, chosen at the sole discretion of ERGO, shall serve as co-chairs of the JPT. Regardless of the number of representatives from each Party on the JPT, each Party shall have one vote on any matter on which the JPT makes a decision. Meetings of the JPT shall be held at least quarterly and may be called by either Party with not less than ten (10) business days notice to the other unless such notice is waived, and meetings shall alternate between the offices of the Parties unless otherwise agreed. The JPT may be convened, polled or consulted from time to time by means of telecommunication or correspondence. Each Party will disclose to the other proposed agenda items reasonably in advance of each meeting of the JPT. Each Party shall bear its own costs for participation in the JPT, and such costs shall not be included in Development Expenses.

     SECTION 4.02. Responsibilities of JPT.
                   -----------------------

     (a) The JPT will plan and coordinate the Development in the Profit/Loss Sharing Territory (taking into consideration the need to coordinate Development Activities in the Profit/Loss Sharing Territory with activities in the Royalty Bearing Territory) of (i) Collaboration Compounds and Collaboration Products for Development Indications and/or Additional Indications and (ii) to the extent

ORTHO exercises its option(s) under Article IV to include Additional Indications, if any, in order to obtain Regulatory Approvals in the Profit/Loss Sharing Territory as set forth in this Article IV. The JPT, in coordination with the Lead Development Party, will also prepare the Development Plans and Development Budgets and submit them to the Steering Committee for approval. In addition, the JPT will oversee and provide such support with respect to Phase IIIB Clinical Trials and Phase IV Clinical Trials as may be reasonably be requested by ORTHO.

     (b) All decisions by the JPT shall be made unanimously, after an open and informed discussion of the matters as to which decisions are being made. Except as provided below, if the JPT is unable to make a unanimous decision as to any matter involving Development, the decision of ORTHO on such matters will be final and determinative with respect to all Collaboration Compounds and/or Collaboration Products so long as such decision does not contradict or modify the terms of this Agreement. The following exceptions to an ORTHO decision must be referred to the Steering Committee for decision, pursuant to Section 2.04;
(i) increasing a Development Budget within the Profit/Loss Sharing Territory;
(ii) altering a Development Plan for the Profit/Loss Sharing Territory in any material respect, including changing the indications for which a Collaboration Product is being developed; (iii) terminating any Clinical Trial for the Profit/Loss Sharing Territory prior to completion in accordance with its protocol; (iv) conducting the Development of Bromocriptine for the Type II Diabetes Indication up to the approval of a Drug Approval Application for the Type II Diabetes Indication, within the Profit/Loss Sharing Territory with the exception of product labeling, the product label, Advertising, Phase IIIB Clinical Trials (other than those described in Exhibit E), and Phase IV Clinical Trials and further Development as required by the FDA as described in Section 4.03; or (v) conducting the Development of Bromocriptine for the Obesity Indication up to the completion of the Obesity Phase IIA Clinical Trial within the Profit/Loss Sharing Territory (items (i)-(v) collectively being, hereafter, "Excepted Development Matters").

     (c) The JPT will have the power to form subcommittees with equal (unless otherwise agreed) and appropriate representation from ERGO and ORTHO.

     SECTION 4.03. Lead Development Party. The LDP shall be obligated and
                   ----------------------
responsible for carrying out Development pursuant to each Development Plan. ERGO will be the Lead Development Party in the Profit/Loss Sharing Territory with respect to (i) obtaining FDA Approval and completion of any and all Phase IIIB Clinical Trials for Bromocriptine as described in Exhibit E, provided, however, that if the FDA requires further Development that would in the opinion of ORTHO delay the NDA approval six (6) months or longer past September, 1998, ERGO shall remain LDP, but, in this instance, the JPT shall make any and all decisions regarding strategy and work that must be done to obtain NDA approval and any such work shall be carried out under the direction of ORTHO; (ii) completion of the Obesity Phase IIA Clinical Trial; and (iii) Developing all other Collaboration Compounds and/or Collaboration Products through the completion of any and all Phase IIA Clinical Trials. ORTHO shall be the LDP in the Profit/Loss Sharing Territory for any and all: (a) Clinical Trials for the Obesity Indication for Bromocriptine commencing with the start of Phase IIB Clinical Trials; (b) Clinical Trials for all other Collaboration Products commencing with Phase IIB Clinical Trials; and (c) Phase IIIB Clinical Trials not recited in Exhibit E and Phase IV Clinical Trials for Bromocriptine and other Collaboration Compounds approved for sale in the Profit/Loss Sharing Territory. In connection with the preceding, the JPT will plan and coordinate, and ORTHO shall be responsible for obtaining Regulatory Approval for the Obesity Indication for Bromocriptine and for all other Non-Metabolic Indications for Bromocriptine (to the extent that they become Additional Indications) and for all other Collaboration Products for all their respective Development Indications and/or Additional Indications. ORTHO shall have the right to act independently of the JPT in conducting Development Activities and in obtaining Regulatory Approvals in the Royalty Bearing Territory; provided, however, that ORTHO shall not take
                                  --------
any action in
connection with obtaining Regulatory Approval for a Royalty Bearing Product in the Royalty Bearing Territory that would materially and adversely affect a Party's ability to conduct Development Activities pursuant to the Development Plan.

     Notwithstanding any other provision of this Agreement, ERGO shall be the LDP with respect to the Phase IIIB Clinical Trials for Bromocriptine as specifically described in Exhibit E; provided, however, that ERGO shall develop and finalize the protocols for such trials only after review by and concurrence of ORTHO.

     SECTION 4.04. Right to Engage Third Parties. In the course of its business,
                   -----------------------------
ERGO and ORTHO may use Third Parties to perform certain Development Activities provided that the use of Third Parties is designated in the Development Plan and expenses therefor are approved in the Development Budget; provided, however,
                                                          --------
that both parties shall enter into such Third Party contracts on an arm's-length basis at reasonable rates customary in the U.S. pharmaceutical industry after consultation with the non-contracting Party.

     SECTION 4.05. Development Plan and Development Budget.
                   ---------------------------------------

     (a) The Development of each Collaboration Compound and/or Collaboration Product in the Profit/Loss Sharing Territory for each Development Indication and/or Additional Indication shall be carried-out pursuant to a development plan ("Development Plan") and development budget ("Development Budget") that shall each cover the period through regulatory approvals to market for the Development Indication and/or Additional Indications, as applicable to such plan or budget. Each such Development Plan and Development Budget shall (except as provided in Article V) be prepared by the JPT. The Development Plan and Development Budget for the Profit/Loss Sharing Territory shall be agreed to by the JPT and submitted for approval by the Steering Committee pursuant to Section 2.03. Any Development Plan and Development Budget as it relates to the Royalty Bearing Territory shall be submitted to the JPT and Steering Committee for the sole purpose of permitting Development Activities in the Royalty Bearing Territory to be coordinated with Development Activities in the Profit/Loss Sharing Territory.

     (b) ERGO shall provide ORTHO with access (and copies, which may be partially or wholly electronic form, to the extent requested) to all of the raw data and reports related to the Development of Bromocriptine for the Type II Diabetes Indication and the Obesity Indication (such data and report being collectively referred to herein as the "Bromocriptine Trial Information"). The Bromocriptine Trial Information shall be accompanied by ERGO's most up-to-date Development Plan and Development Budget for the Type II Diabetes Indication and through the end of the Obesity Phase IIA Clinical Trial and will be referred to as the "Initial Development Plan and Development Budget for Bromocriptine for the Type II Diabetes Indication and the Obesity Indication," attached hereto as Exhibit E

     (c) With respect to Development of Eligible Compounds (including Eligible Compounds that are already Collaboration Compounds) for an indication that is not already an extant Development Indication or an extant Additional Indication and that is accepted for joint Development, an Initial Development Plan and Initial Development Budget for each such Indication shall be agreed between the Parties pursuant to provisions set forth in Article V. Such Initial Development Plan and Initial Development Budget shall cover the period through regulatory approvals to market such new Indications. Each subsequent, updated Development Plan and each subsequent updated Development Budget shall be prepared and agreed upon by the JPT in coordination with the Lead Development Party and submitted to the Steering Committee for review and approval pursuant to Section 2.03.

     (d) Each Development Plan shall describe the proposed overall program of Development for the subject Collaboration Compound and/or Collaboration Product for each particular Development Indication and/or Additional Indication, as the case may be, in the Profit/Loss Sharing Territory, including, but not limited to, preclinical studies, toxicology, formulation, chemical process development, clinical studies, regulatory plans and other elements of obtaining Regulatory Approval in the Profit/Loss Sharing Territory. The Development Plan shall include projected timelines for all Development and Regulatory events, a summary of the estimated Development Expenses and specify Party-specific execution responsibilities of the program expected during Development through obtaining Regulatory Approval in the Profit/Loss Sharing Territory for each Collaboration Compound and/or Collaboration Product for each such proposed Indication, and shall further include a detailed Development Budget by quarter for all Development proposed for the following eighteen (18) months.

     (e) An updated Development Plan and an updated Development Budget shall be prepared annually by the JPT, and submitted by June 30 of each calendar year to the Steering Committee for review and approval. Each updated Development Budget for the Profit/Loss Sharing Territory shall be based on the corresponding updated Development Plan and shall be prepared in accordance with generally accepted accounting principles. Within thirty (30) days following such original submission the Steering Committee shall either approve the updated Development Plan and updated Development Budget or approve a modified Development Plan and Development Budget prepared by the Steering Committee consistent with the objectives for the Collaboration Compound and/or Collaboration Products and the aims of the collaboration. If the Steering Committee fails to approve any change in the Development Budget or a material change in the Development Plan of the type described in Section 4.02(b)(ii), the last approved Development Budget and last approved Development Plan shall remain in effect, such that the Development Budget shall remain at previously approved levels of projected spending and the Development Plan shall remain in its previously approved form.

     (f) A Development Plan and Budget for the Obesity Indication for Bromocriptine for Phase IIB and III Clinical Trials shall be agreed to by the Parties at about the time data from ERGO's Obesity Phase IIA Clinical Trial is available. Should the Parties fail to agree on such plan and budget, the joint Development for the Obesity Indication shall be suspended until such time as the parties mutually agree to a plan and budget therefor.

     SECTION 4.06. Development Efforts.  ERGO and ORTHO each agree to
                   -------------------
collaborate in the Development of Collaboration Compounds and/or Collaboration Products and to use efforts that are reasonable and necessary to carry out each Development Plan for Collarboration Products in the Profit/Loss Sharing Territory. Each Party further agrees to execute and substantially perform the obligations assumed by it under each Development Plan within the approved Development Budget and to cooperate with the other Party in carrying out the Development Plan.

     SECTION 4.07. Drug Approval Applications.
                   --------------------------

     (a) Profit/Loss Sharing Territory. ERGO has filed an NDA and is seeking
         -----------------------------
Regulatory Approval for Bromocriptine for the Type II Diabetes Indication in the Profit/Loss Sharing Territory. This NDA has been filed in the name of ERGO, and a copy of such NDA (which may be wholly or partially in electronic form) will be provided to ORTHO promptly by ERGO upon written request of ORTHO. ERGO shall be responsible for prosecuting such Drug Approval Application and ORTHO shall have the right of cross-reference of such Application. [*]ERGO shall promptly furnish ORTHO with copies of all material correspondence ERGO has had with any regulatory agency, and contact reports concerning material conversations or material meetings with any regulatory agency, in each case relating to Bromocriptine's use or studies. Upon receipt of Regulatory Approval of the NDA for Bromocriptine for a Type II Diabetes Indication in the U.S., ERGO shall promptly submit the appropriate documentation to the FDA designating ORTHO as the owner of the NDA for Bromocriptine and transfer the ownership thereof and thereafter ORTHO shall assume primary responsibility for all dealings with the regulatory agency with respect thereto, including filing all supplements and other documents with such agency with respect to such existing Drug Approval Application. Following such submission, ORTHO shall promptly provide notification to the FDA (and to ERGO) that ERGO has the right of cross-reference under such NDA. In the event that the FDA threatens or initiates any action to remove a Collaboration Product from the market in the Profit/Loss Sharing Territory, ORTHO shall promptly notify ERGO of such communication. In connection with all NDA's for Bromocriptine for other Indications which ORTHO may file in the Profit/Loss Sharing Territory, ORTHO agrees to provide ERGO with access to all data, and a copy (which may be wholly or partly in electronic form) of all filings to the FDA that it makes hereunder. The Parties shall consult and cooperate in the preparation of each such Drug Approval Application and in obtaining the initial and any further Regulatory Approvals within the Profit/Loss Sharing Territory. ORTHO shall provide ERGO with reasonable advance notice of any scheduled meeting with the FDA relating to any such Drug Approval Application that ORTHO owns and ERGO shall have the right to participate in any such meeting. ORTHO shall promptly furnish ERGO with copies of all material correspondence or material meetings with any regulatory agency in the Profit/Loss Sharing Territory in each case relating to any such Drug Approval Application. In the event that, pursuant to the terms of this Agreement, in particular as provided in Articles V and XIV, and on a product-by-product basis, ORTHO's right to Develop and Commercialize any Collaboration Product under this Agreement terminates, ORTHO shall promptly transfer any and all of its control and/or ownership rights in the relevant Drug Approval Application and Regulatory Approval for such Collaboration Product to ERGO.

     ORTHO shall be responsible for preparing and filing all Drug Approval Applications and seeking all Regulatory Approvals for all Collaboration Products other than Bromocriptine for a Type II Diabetes Indication in the U.S. The Parties shall consult and cooperate in the preparation of each such Drug Approval Application and in obtaining the initial and any further Regulatory Approvals within the Profit/Loss Sharing Territory. As the owner of all such Drug Approval Applications, ORTHO will be responsible for prosecuting all such Drug Approval Applications, and, at the time of filing of each such Application, ORTHO shall, at the request of the JPT, include a notification to the Regulatory Authority and to ERGO that ERGO has the right of cross-reference.

     In furtherance of the desire of the Parties that each have access to all relevant information and as a function of ORTHO having responsibility hereunder for the maintenance and monitoring of all safety and similar data with respect to Collaboration Products including Bromocriptine, ORTHO shall send all such monitoring and surveillance data to the attention of the Vice President of Medical Affairs or such other employee or agent as ERGO designates in the future.

     (b) Royalty Bearing Territory.  ORTHO shall be responsible for preparing
         -------------------------
and filing all Drug Approval Applications and seeking all Regulatory Approvals for all Collaboration Products including Bromocriptine for all extant Development Indications and all extant Additional Indications for use in all countries in the Royalty Bearing Territory, including preparing all reports necessary as part of a Drug Approval Application. ORTHO shall be responsible for prosecuting all such Drug Approval Applications. In connection with all Drug Approval Applications being prosecuted by ORTHO hereunder, ORTHO shall provide ERGO with access to the original data and a copy (which may be wholly or partly in electronic form, and without the obligation to provide ERGO with a translation) of all filings to regulatory agencies, as well as access to all data that it makes hereunder, upon written request of ERGO. ORTHO shall promptly furnish ERGO with copies of all material correspondence ORTHO has with any regulatory agency, and contact reports concerning material conversations or material meetings with any regulatory agency, in each case relating to any such Drug Approval Application in each Major European Market Country and Japan, without the obligation to provide ERGO with a translation unless ORTHO has access to such translation. Within thirty (30) days following the end of each calendar quarter ORTHO shall report to ERGO regarding the status of each pending and proposed Drug Approval Application in the Royalty Bearing Territory. In the event that any regulatory agency threatens or initiates any action to remove such Collaboration Product from the market in any country in the Royalty Bearing Territory, ORTHO shall promptly notify ERGO of such communication.

     SECTION 4.08. Costs of Development
                   ---------------------

     (a) General.  All Development Expenses incurred after January 1, 1998,
         -------
pursuant to an approved Development Plan for a Collaboration Product, shall be shared equally by the Parties in the Profit/Loss Sharing Territory in the manner as set forth in this Article IV. Expenses shall be categorized as Out-of-Pocket Costs) and Internal Costs (EFT-based).[*]; provided, however, that the rate determined for a Party for any calendar year cannot be greater than the rate for such Party for the immediately preceding calendar year, as adjusted (upwards or downwards) by the percentage change in price inflation over the preceding twelve (12) month period, determined from the most recently published change in the All-Urban Consumer Price Index most geographically applicable to the location of such Party's R&D departments Calculation of this rate will be completed and is subject to approval at each annual forecast review. The approved rate will be in effect for the approved budget's calendar year. In addition, ORTHO agrees to pay to [*]within ten (10) business days after the HSR Date for pre-effective date Development Expenses incurred by ERGO in calendar year 1997. Attached to this Agreement as Exhibit C-1 is a schedule of all pre-effective date Development Expenses incurred by ERGO in calendar year 1997 to be reimbursed by ORTHO pursuant to this Agreement.

     (b) Royalty Bearing Territory.  ORTHO shall bear all Development Expenses
         -------------------------
for Collaboration Products that are specifically related to the Development, manufacture, use and/or sale of a Collaboration Product in the Royalty Bearing Territory. As provided in Section 13.01, Information developed by ERGO relating to the Development of Collaboration Products in the Profit/Loss Sharing Territory can be used by ORTHO for the Development and regulatory filing of such Collaboration Products in the Royalty Bearing Territory without further charge (other than reasonable duplicating, postage, and related out of pocket costs). In addition, as provided in Section 13.01, Information developed by ORTHO relating to the Development of Collaboration Products in the Royalty Bearing Territory can be used by ERGO for the purpose of any further Development and support of regulatory filings of such Collaboration Products in the Profit/Loss Sharing Territory without further charge (other than reasonable duplicating, postage, and related out of pocket costs).

     (c) Advanced Payments.   Beginning on January 1, 1998 and continuing
         -----------------
thereafter and based on the current approved Development Budget, the Party projected to incur less than 50% of the budgeted Development Expenses for a particular quarter shall make an Advanced Payment or an Adjusted Advanced Payment to the other Party in an amount such that both Parties, following such payment, are projected to incur fifty percent (50%) of the budgeted Development Expense for that quarter. Such payments shall be made on a quarterly basis for the current quarter on or before the fifteenth (15th) day of January, April, July, and October of each year, except that the first quarter 1998 Development Expenses shall not be made until April 15, 1998. Within thirty (30) days after the end of each calendar quarter and fifty (50) days after the end of the fourth quarter of each full calendar year, the Parties shall report to each other their Development Expenses. Within sixty (60) days after the quarter, ORTHO shall issue a Development Expense Reconciliation Statement, in the form of Exhibit B-1, showing the Adjusted Advanced Payment for the next quarter. Advanced Payments will be adjusted (either increased or decreased) to account for the Development Expenses actually expended by the Parties in the previous quarters as shown in the form in Exhibit B-1. The current approved Development Plan and Development Budget for Bromocriptine for the Type II Diabetes and Obesity Indications is attached hereto as Exhibit E.

     If the party owing the Advance Payment or Adjusted Advanced Payment fails to make timely payment as set forth above in this Section 4.08(c), the other Party shall give such Party 30 days written notice to make such payment. If either party fails to make such payment within such 30 day notice period, any unpaid balance after the 30 days notice period shall bear interest at an annual rate of [*]. Except for Development Expenses for Bromocriptine for the Obesity Indication, if ERGO fails to make such Advance Payment or Adjusted Advanced Payment for two (2) consecutive quarters, the Option available to ORTHO under
Section 8.02(c)(i) and (ii) shall be available to ORTHO as the only remedy for such failure to pay. For Development Expenses for Bromocriptine for the Obesity Indication during the period[*], if ERGO fails to make such Advance Payments for two (2) consecutive quarters, the Option available under Section 8.02(c) shall be available to ORTHO as the only remedy for such failure to pay. If ERGO's failure to pay[*], the following option shall be the only option available to
ORTHO:

          (i) maintain the Profit/Loss Sharing Territory as a Profit/Loss Sharing Territory except that the ratio for sharing Operating Profits and Losses shall be [*] until Bromocriptine is approved for an Obesity Indication in which case it will be [*] and ORTHO shall, subsequent to such failure to make one or more payments, assume responsibility for [*] of Development Expense to the extent that ORTHO continues Development of Bromocriptine for the Obesity Indication;. If ORTHO fails to make an Advance Payment, then ORTHO shall be considered in breach of this Agreement and ERGO may take the appropriate action against ORTHO as is permitted under the terms of this Agreement.

     (d) Records.  Each Party shall calculate and maintain records of
         -------
Development Expenses incurred by it together with reconciling actual Development Expenses versus Development Expenses advanced under Section 4.08(a).

     (e) Overruns. The Lead Development Party for a particular Collaboration
         --------
Compound and/or Collaboration Product shall be solely responsible for any Development Expenses exceeding the most recently approved Development Budget for that calendar year and such overage shall be charged to its account, unless the overage is the result of actions of ORTHO (in which case ORTHO shall bear the expense), or is the result of actions of ERGO (in which case ERGO shall bear the expense), or is approved unanimously by the Steering Committee (in which cases ORTHO shall be responsible for fifty percent (50%) of such Development Expenses and ERGO shall be responsible for fifty percent (50%) of such Development Expenses).

     4.09. Development Efforts: Royalty Bearing Territories.  In Developing
           ------------------------------------------------
Royalty Bearing Products hereunder, ORTHO shall expend a commercially reasonable level of effort that shall be commensurate with that expended on other ORTHO projects at a similar stage of development and of similar importance (based on such criteria as patient population, price per treatment, and competitive position). Neither Party shall have any obligation to undertake Development Activities with respect to Independent Products.

                                   ARTICLE V

        DEVELOPMENT AND COMMERCIALIZATION OF ELIGIBLE COMPOUNDS AND/OR
       ---------------------------------------------------------------
                            COLLABORATION COMPOUNDS
                            -----------------------

     SECTION 5.01. Development and Commercialization of an Eligible Compound for
                   -------------------------------------------------------------
a Metabolic Indication
----------------------

     (a) Development and Commercialization of Eligible Compounds for Metabolic
         ---------------------------------------------------------------------
Indications: ERGO, either alone or with a Third Party, shall not Develop or
-----------
Commercialize an Eligible Compound for a Metabolic Indication during the term of
this Agreement, except to the extent provided in this Article V.   Except for
the express provisions of this Agreement relating to the joint Development and/or Commercialization of Collaboration Compounds and the express provisions related to ORTHO's rights to Develop and/or Commercialize Independent Products, ORTHO shall have the right to Develop and Commercialize Eligible Compounds for Metabolic Indications only to the extent that a Third Party, who has no rights under ERGO Patents either express or implied, would be able to similarly conduct such Development and/or Commercialization without infringing such patents.

     (b) Development of an Eligible Compound for a Metabolic Indication by ERGO;
         -----------------------------------------------------------------------
Acceptance by ORTHO.
-------------------

          (i) ERGO has no obligation to offer any Eligible Compound to the Collaboration for joint Development and/or Commercialization. ERGO may in its sole discretion elect to conduct or elect not to conduct or continue to or not to continue Development Activities with respect to Eligible Compounds for Metabolic Indications during the term of this Agreement. Where ERGO elects to conduct and/or to continue to conduct such Development Activities, such activities of ERGO shall be subject to the rights of ORTHO to participate jointly in such Development as provided in this Agreement. Prior to such participation by ORTHO, the research and development activities of ERGO related to such Eligible Compound for such Metabolic Indications shall be deemed "Pre-Selection Activities" hereunder and the costs incurred in performing such Pre-Selection Activities shall constitute "Pre-Selection Expenses."

          (ii) ERGO and ORTHO shall have options during the term of this Agreement as set forth below:


                 (A) In the event ERGO elects to conduct Development Activities with respect to Eligible Compounds for Metabolic Indications, ERGO shall submit to ORTHO one or more written proposals to the JPT for the Development of an Eligible Compound for a Metabolic Indication at least at the following times during the Development of an Eligible Compound:[*]. The written proposal shall set forth in reasonable detail the Pre-Selection Activities and Pre-Selection Expenses conducted by ERGO, copies of any agreement ERGO has with a Third Party relating to the supply or manufacture of the Eligible Compound being offered, the data resulting from the clinical studies conducted by ERGO, all other data available to ERGO that is relevant to its use for the Metabolic Indication and the anticipated future Development Activities of ERGO, and a proposed Development Plan and a proposed Development Budget (the "Proposed Initial Development Plan and Development Budget").

                 (B) ORTHO shall have the right, in its sole discretion, to accept or decline any proposal made by ERGO under Section 5.01(b)(ii)(A). ORTHO shall notify ERGO within sixty (60) days of receipt of the proposal whether or not it accepts or declines such proposal. Such acceptance by ORTHO may be conditional, if ORTHO does not accept the Proposed Initial Development Plan and Development Budget, or unconditional, if ORTHO does additionally accept the proposed Initial Development Plan and Development Budget. Acceptance by ORTHO shall be made by notice to ERGO. Subsequent to a decision by ORTHO to decline an ERGO proposal, ERGO, may or may not, within its sole discretion, continue Pre-Selection Activities with respect to the Eligible Compound; provided, however, that should ERGO continue such Pre-Selection Activities, it shall be required to submit further proposals to ORTHO for acceptance of the Eligible Compound as a Collaboration Compound for the Metabolic Indication, during each of the various time intervals recited in this Section 5.01(b)(ii). In the event that ORTHO does not accept such initial proposal or any of ERGO's subsequent proposals, ERGO may continue to Develop such Eligible Compound for the Metabolic Indication.

                 (C) In the event that ORTHO elects to participate jointly in the Development and Commercialization of such Eligible Compound for a Metabolic Indication pursuant to a proposal made under this Section 5.01(b)(ii), ORTHO shall pay ERGO either within thirty (30) business days from the date of acceptance by ORTHO of ERGO's proposal (if unconditionally accepted), or on or about the date the Parties reach agreement on a definitive Initial Development Plan and Initial Development Budget as provided in (b)(ii)(D) below (if ERGO's proposal is conditionally accepted), fifty percent (50%) of ERGO's Pre-Selection Expenses for such Eligible Compound relating to such Metabolic Indication incurred from the inception of the Pre-Selection Activities by ERGO, or the Effective Date, whichever is later, up to the date of ORTHO's acceptance of the ERGO proposal. In addition to such payment, ORTHO shall make a further payment to ERGO, such additional payment to be determined based on the date on which ORTHO accepts, even conditionally, an ERGO proposal. Such further payment shall be calculated as follows:

                     (1) In the event that ORTHO elects to participate jointly in the Development and Commercialization of such Eligible Compound for the Metabolic Indication pursuant to an initial proposal made during [*] as described in Section 5.01(b)(ii)(A)(1), no further payment shall be due to ERGO relating to such Pre-Selection Activities.

                     (2) In the event that ORTHO elects to participate jointly in Development and Commercialization of such Eligible Compound for the Metabolic Indication during the period between[*], ORTHO shall additionally pay ERGO interest on ORTHO's fifty percent (50%) share of applicable Pre-Selection Expenses for such Eligible Compound for the Metabolic Indication calculated at the rate of[*], compounded annually.

                     (3) In the event that ORTHO elects to participate jointly in Development and Commercialization of such Eligible Compound for the Metabolic Indication during the period[*], ORTHO shall additionally pay to ERGO interest on ORTHO's fifty percent (50%) share of applicable Pre-Selection Expenses for such Eligible Compound for the Metabolic Indication calculated at the rate[*].

                     (4) In the event that ORTHO elects to participate jointly in Development and Commercialization of such Eligible Compound for the Metabolic Indication during the period[*], ORTHO shall additionally pay to ERGO interest on ORTHO's fifty percent share of applicable Pre-Selection Expenses for such Eligible Compound for the Metabolic Indication calculated at the rate of[*].

                     (5) In the event that ORTHO elects to participate jointly in Development and Commercialization of such Eligible Compound for the Metabolic Indication during the[*], ORTHO shall additionally pay to ERGO interest on ORTHO's fifty percent share of applicable Pre-Selection Expenses for such Eligible Compound for the Metabolic Indication calculated at the rate of[*].

                 (D) If ORTHO conditionally accepts an ERGO proposal as provided in this Section 5.01(b), the Parties shall through the JPT and Steering Committee, within the sixty (60) days following such acceptance, agree upon the definitive Initial Development Plan and Initial Development Budget in respect of such Eligible Compound for the Metabolic Indication. If the Parties can not agree on such an Initial Development Plan and Initial Development Budget within the sixty
(60) days, or a reasonable time thereafter as mutually agreed by the Parties, joint Development shall not proceed and ORTHO's conditional acceptance shall be deemed withdrawn. ERGO may or may not thereafter continue Pre-Selection Activities as it in its sole discretion may determine. Upon final or unconditional acceptance of a ERGO proposal, the Eligible Compound shall be designated a Collaboration Compound for the accepted Metabolic Indication unless and until discontinued or terminated as provided herein. Such Collaboration Compound will be Developed jointly by the Parties through the JPT pursuant to the provisions contained in Article IV and Commercialized pursuant to the provisions contained in Article VII.

     (c) Development of an Eligible Compound for a Metabolic Indication by
         -----------------------------------------------------------------
ORTHO; Acceptance by ERGO: To the extent permitted under Section 5.01(a), ORTHO
-------------------------
may commence Development of any Eligible Compound for a Metabolic Indication without first offering such compound for joint Development pursuant to the provisions contained in this Agreement, but such compound shall not be jointly Developed and/or Commercialized as provided in, inter alia, Articles IV and VII of this Agreement without first offering such compound to ERGO for joint Development as part of this collaboration and, subsequent to such offer, until the Parties have agreed in writing to terms and conditions regarding the Development and Commercialization of such Eligible Compound. Such terms and conditions for Development and/or Commercialization may differ from the terms and conditions hereunder. ORTHO has no obligation to offer any Eligible Compound to the Collaboration for joint Development and/or Commercialization.

     (d) Election by a Party to Terminate Joint Development of a Collaboration
         ---------------------------------------------------------------------
Compound for a Metabolic Indication Accepted Under This Section 5.01.  For a
--------------------------------------------------------------------
Collaboration Compound being jointly Developed for a Metabolic Indication pursuant to this Section 5.01 and Article IV, either Party may, subsequent to its unconditional acceptance for Development and prior to its Commercialization, by notice to the other party, terminate joint Development for such Metabolic Indication. Termination shall be effective six (6) months after the date of written notice; provided, however, that in the event that termination is the result of a concern over Safety, termination shall be effective thirty (30) days after written notice. In the event that ERGO so elects to terminate joint Development for a Collaboration Compound for any Metabolic Indication, the joint Development of such Collaboration Compound for all Indications and, if any, Additional Indications, shall terminate. Thereafter, ORTHO can convert the Collaboration Product to an Independent Product for any Indications that, immediately prior to such date of termination, were Development Indications or Additional Indications or Indications contemplated in the Development Plan for which Development had not yet begun (hereinafter the "Independent Indications" with respect to the Independent Product defined in this subsection) and at its option can:

          (i) pay ERGO a royalty on Royalty-Bearing Sales of such Independent Product on a worldwide basis as follows: [*]

          (ii) account to ERGO for sales of the Independent Product for its Independent Indications in the Profit/Loss Sharing Territory as though such Independent Product had remained as a Collaboration Compound for such Independent Indications; provided, however, should ORTHO so elect then (A) ERGO shall not be obligated to make any Development Payments or Equalization Payments when due in connection with such Independent Product, (B) ERGO may nonetheless make all or part of such payments and such payments shall be credited to its account, (C) if ERGO elects to defer all or part of such payments, any unpaid balance will accrue interest at an annual interest rate equal to[*]. Notwithstanding any of the foregoing, the provisions of this subsection and ORTHO's option as set forth in this subsection shall not apply wherever the provision of Section 4.08(c) applies. In such circumstances the provisions of
Section 4.08(c) shall apply and shall supersede the provisions of this subsection.

          (iii) If ORTHO elects to terminate joint Development or Commercialization of a Collaboration Compound being Developed or Commercialized for a Metabolic Indication, the Collaboration Compound shall revert to an Eligible Compound, unless, subsequent to the date of such termination, such compound is continuing to be jointly Developed as a Collaboration Product for at least one Development Indication; provided, however, that, in the event of reversion to an Eligible Compound, such Eligible Compound may be Commercialized by ERGO as an Independent Product for any Non-Metabolic Indication (the Independent Indications for the Independent Product as described in this subsection) that is an not an Indication that is being at such time and thereafter continues to be Developed or Commercialized under this Agreement for any then remaining Collaboration Compounds or ORTHO Independent Products.

     (e) [*]

     SECTION 5.02. Development and Commercialization of an Eligible Compound for
                   -------------------------------------------------------------
a Non-Metabolic Indication
--------------------------

     (a) Development and Commercialization of Eligible Compounds for Non-
         ---------------------------------------------------------------
Metabolic Indications:
---------------------

          (i) Neither Party shall Develop or Commercialize any Eligible Compound for a Non-Metabolic Indication except as provided in this Article V. Except for the express provisions of this Agreement relating to the joint Development and/or Commercialization of Collaboration Compounds and the express provisions related to ORTHO's rights to Develop and/or Commercialize Independent Products, ORTHO shall have the right to Develop and Commercialize Eligible Compounds for Non-Metabolic Indications only to the extent that a Third Party, who has no rights under ERGO Patents either express or implied, would be able to similarly conduct such Development and/or Commercialization without infringing such patents.

          (ii) Notwithstanding the provisions of paragraph (i) above, ERGO may, however, in its sole discretion separately Develop or Commercialize, by itself or with a Third Party, an Eligible Compound that is not a Collaboration Compound or a product containing more than one active ingredient none of which is a Collaboration Compound for any Non-Metabolic Indication. ERGO has no obligation to offer any Eligible Compound that is not a Collaboration Compound to the Collaboration for joint Development and/or Commercialization for a Non-Metabolic Indication.

     (b) Development of a Collaboration Compound for a Non-Metabolic Indication
         ----------------------------------------------------------------------
by ERGO: ERGO may Develop but not Commercialize a Collaboration Compound for one
-------
or more Non-Metabolic Indications during the term of this Agreement, provided, however, such Collaboration Compound (other than Bromocriptine) is not Commercialized as of the date on which ERGO begins Development for such Collaboration Compound for such Non-Metabolic Indication(s). If a Collaboration Compound (other than Bromocriptine) is Commercialized before Development begins for a Non-Metabolic Indication, ERGO may not Develop such Collaboration Compound for a Non-Metabolic Indication. The provisions of Section 5.01(b) relating to the Development of Eligible Compounds for Metabolic Indications shall apply mutatis mutandis, to the Development of Collaboration Compounds for such Non-Metabolic Indications.

     (c) Development of a Collaboration Compound for a Non-Metabolic Indication
         ----------------------------------------------------------------------
by ORTHO: ORTHO may not Develop a Collaboration Compound for a Non-Metabolic
--------
Indication until the Parties
mutually agree on an Initial Development Plan and Initial Development Budget for such Non-Metabolic Indication.

     (d) Election by a Party to Terminate Joint Development of a Collaboration
         ---------------------------------------------------------------------
Compound for a Non-Metabolic Indication Accepted Under This Section 5.02(b).
---------------------------------------------------------------------------

          (i) For a Collaboration Compound being jointly Developed for a Non-Metabolic Indication pursuant to this Section 5.02 and Article IV, either Party may, subsequent to its acceptance for Development, by notice to the other party terminate joint Development for such Non-Metabolic Indication. Termination shall be effective [*] after the date of notice; provided, however, that in the event that termination is a result of a concern over Safety or Tolerability, termination shall be effective [*] after such notice. In the event that ERGO so elects to terminate joint Development for a Collaboration Compound for a Non-Metabolic Indication, the joint Development of such Collaboration Compound for such Indication shall terminate. Thereafter ORTHO shall have the option set forth in Section 5.01(d), applied mutatis mutandis.

          (ii) Notwithstanding the foregoing, if at the time of termination by ERGO of a Non-Metabolic Indication, the Collaboration Compound is being jointly Developed and/or Commercialized for another Indication, ORTHO shall only have the option to either discontinue Development of the Collaboration Compound for the Non-Metabolic Indication being terminated by ERGO or Develop it as an Independent Product for the terminated Non-Metabolic Indications (the "Independent Indications" for the Independent Product defined in this subsection), but only Commercialize it under a trademark which is different from the one being used with the jointly Developed Collaboration Product for the Metabolic Indication(s). In such case, the option set forth in Section 5.01(d) shall not apply; provided, however, that the royalty rates for such Independent Product shall be as recited in Section 5.01(d) above.

          (iii) If ORTHO elects to terminate joint Development or Commercialization for a Collaboration Compound for all extant Development Indications and/or Additional Indications, such compound thereby becomes an Eligible Compound; provided, however, that, in the event of reversion to an Eligible Compound, such Eligible Compound may be Commercialized by ERGO as an Independent Product for any Non-Metabolic Indication (the Independent Indications for the Independent Product as described in this subsection) that is an not an Indication that is being at such time and thereafter continues to be Developed or Commercialized under this Agreement for any then remaining Collaboration Compounds or ORTHO Independent Products.

          (iv) If ERGO is the non-terminating party and commercializes the Independent Product for the Independent Indication by itself or with a Third Party, then ERGO shall pay to ORTHO a royalty on Net Trade Sales of such Independent Product for the Independent Indication in the Profit-Loss Sharing Territory. The royalty shall be as follows: [*]

     SECTION 5.03. Development and Commercialization of Bromocriptine for
                   ------------------------------------------------------
Metabolic Indications.
----------------------

     (a) Bromocriptine's Status as a Collaboration Compound.  As of the
         ---------------------------------------------------
Effective Date of this Agreement and so long as it is being jointly Developed and Commercialized pursuant to this Agreement, Bromocriptine for the Diabetes Indication and/or Obesity Indication shall have the status of a Collaboration Compound for Metabolic Indications and the provisions of Section 5.01 relating to the Development and/or Commercialization of an Eligible Compound for a Metabolic Indication shall apply mutatis mutandis to the Development and Commercialization of Bromocriptine for a Metabolic Indication, except as otherwise provided in this Section 5.03.

     (b) Election by a Party to Terminate Joint Development or Commercialization
         -----------------------------------------------------------------------
of Bromocriptine for a Metabolic Indication.
-------------------------------------------

          (i) If ORTHO terminates joint Development Activities or Commercialization of Bromocriptine for one or more Metabolic Indications, then all rights to further Develop and/or Commercialize Bromocriptine for each such Metabolic Indication shall revert to ERGO and shall not be further subject to limitation or other provision of this Agreement, unless Bromocriptine or another Collaboration Compound has been and is continuing to be Developed and/or Commercialized pursuant to this Agreement for one or more Metabolic Indications. In such event, no rights with respect to Bromocriptine as set forth in this subsection shall revert to ERGO.

          (ii) If ERGO terminates joint Development Activities or
Commercialization (other than pursuant to Section 4.08(c) or Section 8.02) with respect to Bromocriptine for a Metabolic Indication, then joint Development and/or Commercialization of Bromocriptine for all Indications shall terminate. Thereafter, ORTHO, at its option can:

               (A) convert the Profit/Loss Sharing Territory to a Royalty Bearing Territory for such Collaboration Product and convert such Collaboration Product to an Independent Product and pay ERGO a royalty of [*] or

               (B) account to ERGO for sales of the Independent Product for its Independent Indications in the Profit/Loss Sharing Territory as though such Independent Product had remained as a Collaboration Product for such Independent Indications; provided, however, should ORTHO so elect then (1) ERGO shall not be obligated to make any Development Payments or Equalization Payments when due in connection with such Independent Product, (2) ERGO may nonetheless make all or part of such payments and such payments shall be credited to its account, (3) if ERGO elects to defer all or part of such payments, any unpaid balance will accrue interest at[*].

     Notwithstanding any of the foregoing, the provisions of this subsection and ORTHO's option as set forth in this subsection shall not apply whenever the provisions of Section 4.08(c) or Section 8.02 are applicable. In such circumstances the provisions of Section 4.08(c) or Section 8.02 shall apply and shall supersede the provisions of this subsection.

     SECTION 5.04. Development and Commercialization of Bromocriptine for a Non-
                   ------------------------------------------------------------
Metabolic Indication.
---------------------

     (a) The provisions of Section 5.02 relating to the Development and/or Commercialization of an Eligible Compound for a Non-Metabolic Indication shall apply mutatis mutandis to the Development and Commercialization of Bromocriptine for a Non-Metabolic Indication, except as otherwise provided in this Section
5.04. Regardless of whether Bromocriptine has been or is being or has yet to be Commercialized, ERGO shall have the right to initiate Development of Bromocriptine for any Indication(s) not then extant Development Indications or extant Additional Indications of Bromocriptine.

     (b) Notwithstanding paragraph (a) above, if ORTHO terminates joint Development of Bromocriptine for a Non-Metabolic Indication or ORTHO never elects to participate jointly in such Development as provided in this Agreement, then ERGO may (subject to Section 8.12) Develop and/or Commercialize Bromocriptine for the Non-Metabolic Indication as an Independent Product (with such Non-Metabolic Indication being the "Independent Indication" for the Independent Product defined under this subsection) by itself or with a contract sales force (but by no other means). For such Independent Product, in the Profit/Loss Sharing Territory, ERGO must adopt its own mark and, [*]. In any country outside of the Profit/Loss Sharing Territory, ERGO must adopt its own mark which is different from that being currently used in such country by ORTHO for Bromocriptine and may only Commercialize in such country an Independent Product that is administered through a different route of administration from any Bromocriptine Product then currently being jointly Developed and/or Commercialized for sale in such country, subject to the following:

          (i) if, following such termination or failure to participate by ORTHO, Bromocriptine is not then a Collaboration Compound, ERGO may further Develop and/or Commercialize Bromocriptine as an Independent Product with a Third Party without further restriction or obligation to ORTHO, provided, however, ERGO may not Develop and/or Commercialize Bromocriptine for any Indication for which a Collaboration Compound is currently being Developed or Commercialized.

     (c) If ERGO terminates joint Development or Commercialization of Bromocriptine for a Non-Metabolic Indication, ORTHO shall only have the option to either discontinue Development of Bromocriptine for the Non-Metabolic Indication being terminated by ERGO or Develop it as an Independent Product for such Non-Metabolic Indication (the "Independent Indication" for the Independent Product as defined in this subsection), but only Commercialize it under a trademark which is distinctively different from any mark being used with the jointly Developed and/or Commercialized Bromocriptine for the Metabolic Indication(s). The royalty rates for the Independent Product shall be the rates as recited in 5.01(d).

     SECTION 5.05. Milestone Payments for Non-Metabolic Indications.
                   ------------------------------------------------

     (a) If ORTHO shall have exercised an option pursuant to Sections 5.02 or 5.04, then ORTHO shall pay to ERGO a one-time payment of [*]("Non-Metabolic Indication Milestone Payment") within fifteen (15) business days after the first exercise of ORTHO's option pursuant to Section 5.02 or 5.04 to commence participation in Development and/or Commercialization of the first Collaboration Compound for a Non-Metabolic Indication. The [*] Non-Metabolic Indication Milestone payment set forth in this paragraph shall be payable only once for the first Non-Metabolic Indication that ORTHO exercises its option to participate in Development and Commercialization under Sections 5.02 or 5.04.

                                   ARTICLE VI
                                    LICENSES
                                    --------

     SECTION 6.01. Patent License to ORTHO to Conduct Development Activities.
                   ----------------------------------------------------------
Subject to the terms of this Article VI, ERGO grants to ORTHO an exclusive (except as to ERGO) paid-up, worldwide (except for Japan unless and until the option set forth in Section 3.02(c) is exercised) license under the ERGO Patents to conduct Development of Collaboration Products and Royalty-Bearing Products for their respective Development Indications and/or, if any, their respective Additional Indications and an exclusive (even as to ERGO) license to conduct Development of ORTHO's Independent Products for their respective Independent Indications to the extent authorized under the provisions set forth in Article V of this Agreement.

     SECTION 6.02. Patent License to ERGO to Conduct Development Activities and
                   --------------------------------- --------------------------
Commercialization Activities.  Subject to the terms of this Article VI, ORTHO
----------------------------
grants to ERGO an exclusive (except as to ORTHO) paid-up, worldwide (except for Japan unless and until the option set forth in Section 3.02(c) is exercised) license under the ORTHO Patents to conduct Development, but not Commercialization, of Collaboration Products and Royalty-Bearing Products for their respective

Development Indications and/or, if any, their respective Additional Indications and an exclusive (even as to ORTHO) worldwide right and license, with the right to grant sublicenses, under ORTHO Patents to conduct Development and Commercialization, including the right to make, have made, use, sell, have sold, offer for sale, import, and distribute, ERGO's Independent Products for their respective Independent Indications to the extent authorized under the provisions set forth in Article V of this Agreement.

     SECTION 6.03. Patent License to ORTHO Under ERGO Patents to Conduct
                   -----------------------------------------------------
Commercialization Activities. (a) Subject to the terms and provisions of this
----------------------------
Agreement, ERGO hereby grants to ORTHO an exclusive (even as to ERGO), worldwide (except for Japan unless and until the option set forth in Section 3.02(c) is exercised) right and license, with the right to grant sublicenses subject to the terms of Section 6.08 of this Agreement, under ERGO Patents to make, have made, use, sell, have sold, offer for sale, import, and distribute (a) Collaboration Products for each Development Indication and/or, if any, for each Additional Indication and (b) Independent Products for each Independent Indication. The exclusive license that is the subject of this Section 6.03 specifically excludes any right or license under the LSU Patents.

     SECTION 6.04. Patent License to ORTHO Under LSU Patents.
                   -----------------------------------------

     (a) Subject to the terms and provisions of this Agreement, including without limitation the express reservation set forth in subsection (b) of this
Section 6.04, ERGO hereby grants to ORTHO an exclusive (except as to ERGO only for Development, but even as to ERGO for Commercialization) worldwide sublicense with the right to grant sublicenses under the LSU Patents to make, have made, use, sell, have sold, import, and distribute (1) Collaboration Products for their respective Development Indications and/or, if any, their respective Additional Indications and (2) ORTHO's Independent Products for their respective Independent Indications. Upon the request of ORTHO, in connection with the LSU Patents, ERGO shall enter into direct sublicense agreements with ORTHO's Affiliates or a Third Party as designated by ORTHO on terms and conditions as set forth in this Agreement.

     (b) For the term of this Agreement, ORTHO hereby agrees to be bound by the terms of that certain Novated License and Royalty Agreement by and between LSU and ERGO, as amended by Amendment No. 1 to the Novated License and Royalty Agreement, and as otherwise amended through the Effective Date (collectively the "LSU Agreement" including, but not limited to the terms provided to LSU under Article II(J), Article V(F)(1), Article VI, Article VII, Article VIII,
Article XII(A), Article XVI(E), and Article XVII(A) of the LSU Agreement.

     SECTION 6.05. Nonexclusive Know-how License to ORTHO.  Subject to Article
                   --------------------------------------
X, ERGO grants ORTHO, a non-exclusive, worldwide license to use ERGO Know-how for any purpose; provided, however, that Information provided in the form of reports that contain pre-clinical or clinical data, stability data, product specifications, and like data suitable for or intended for incorporation into filings for regulatory approval may be used, in whole or in part, in connection with filings for regulatory approval only for a Collaboration Product for a Development Indication and/or an Additional Indication or an Independent Product
for an Independent Indication.      .

     SECTION 6.06. Nonexclusive Know-how License to ERGO. Subject to Article X,
                   -------------------------------------
ORTHO grants ERGO, a non-exclusive, worldwide license to use ORTHO Know-how for any purpose; provided, however, that Information provided in the form of reports that contain pre-clinical or clinical data, stability data, product specifications, and like data suitable for or intended for incorporation into filings for regulatory approval may be used, in whole or in part, in connection with filings for regulatory approval only for a Collaboration Product for a Development Indication and/or an Additional Indication or an Independent Product for an Independent Indication.

     SECTION 6.07. Distribution through Third Party Distributors. ERGO grants
                   ---------------------------------------------
ORTHO the right to sell or distribute Collaboration Products for their respective Development Indications and/or their respective Additional Indications, if any, and Independent Products for their respective Independent Indications through its Affiliates or Third Party distributors in any country (but only through its usual and customary distributors performing their usual and customary distribution activities for ORTHO) to the extent that ORTHO itself otherwise has the right to so sell and/or distribute such products in such countries.

     SECTION 6.08. Sublicensing.  ORTHO may grant sublicenses under Sections
                   ------------
6.01, Section 6.03 and Section 6.04 only with the express prior written approval of ERGO (which approval will not be unreasonably withheld or delayed); provided,
                                                                       --------
however, that (i) ORTHO may only sublicense a Third Party to sell or have sold Collaboration Product only in the Royalty Bearing Territory, and (ii) ORTHO may proceed with distribution and sale of a Collaboration Product in the Profit/Loss Sharing Territory and in the Royalty Bearing Territory through its usual and customary distributors performing their usual and customary distribution activities for ORTHO without ERGO's prior written approval of any necessary sublicenses in connection therewith. With respect to Independent Products, the Party having a license with respect to such Independent Products shall have a right to sublicense under such license with respect to such Independent Products without approval of the other Party.

     SECTION 6.09. Third Party Technology.
                   ----------------------

     (a) The licenses granted under Sections 6.01, 6.02, and 6.03 include sublicenses of Third Party technology to the extent that such sublicenses can be so granted

     (b) The licenses granted under Section 6.01, Section 6.02, and Section 6.03 to the extent they include sublicenses of Third Party technology, in any event, shall be subject to the terms and conditions of the license agreement pursuant to which the underlying license, and the sublicensing rights thereunder were granted.

                                  ARTICLE VII
                               COMMERCIALIZATION
                               -----------------

     SECTION 7.01. ORTHO as Marketing Party.
                   ------------------------

     (a) ORTHO will be the marketing Party with respect to all Collaboration Products in the Profit/Loss Sharing Territory and the Royalty Bearing Territory. As marketing party ORTHO shall have full and exclusive decision making authority with respect to all Commercialization Activities for all Collaboration Products in the Profit/Loss Sharing Territory and the Royalty Bearing Territory, except as otherwise set forth in this Agreement.

     SECTION 7.02. Commercialization Efforts.
                   -------------------------

     (a) ORTHO agrees to use commercially reasonable efforts to Commercialize Collaboration Products. Such commercially reasonable efforts shall be consistent with the efforts used by ORTHO (in each case comparable efforts will be measured against the efforts used by ORTHO's principal pharmaceutical marketing Affiliateresponsible for marketing in the country where Commercialization Activities take place for that Collaboration Product) in preparing commercialized plans and budgets and commercializing its own pharmaceutical products (that are similar with regard to, for example, market potential, price per treatment, patient population and competitive position). For example, with regard to the determination of all pricing, cost of goods, sampling, and discounting strategies for Collaboration Products, ORTHO shall use a substantially similar approach than that employed by ORTHO in determining such strategies for their pharmaceutical products.

     (b) ERGO shall designate a Commercialization liaison who will function as the contact person at ERGO to receive information from ORTHO relating to Commercialization of Collaboration Products. ORTHO shall provide to such liaison, on a timely basis, general management reports that are available to the management board of ORTHO directed to the Commercialization Activities of each Collaboration Product in the Profit/Loss Sharing Territory and other Information regarding such Commercialization Activities that ORTHO considers necessary and appropriate to keep ERGO appraised of such Commercialization Activities. ERGO shall have the right to change the liaison at ERGO's discretion and shall promptly inform ORTHO of such change.

     (c) Commercialization Plan and Budget.  ORTHO shall submit to ERGO a
         ---------------------------------
commercialization plan ("Commercialization Plan") for each Collaboration Product for the Profit/Loss Sharing Territory, which shall be comparable to existing marketing and or business plans for similar products developed at such time by ORTHO within the Profit/Loss Sharing Territory, and a commercialization budget ("Commercialization Budget") for each Collaboration Product, initially for each extant Development Indication and each extant Additional Indication for the Profit/Loss Sharing Territory. Such Commercialization Plan shall include estimated sales for the upcoming year and a rough estimate of sales for the year following the date of such plan. In addition, the Commercialization Plan shall identify co-promotion arrangements, if any, and contract sales force arrangements, if any. Each Commercialization Budget shall include a budget of the expenses expected to be incurred in connection with performing the Commercialization Plan, including Pre-Marketing Expenses and Allowable Operating Expenses in the Profit/Loss Sharing Territory. On or about December 1 of each year, or earlier if available, ORTHO will provide the Commercialization Plan and Commercialization Budget to ERGO for at least the subsequent calendar year and, so long as ORTHO maintains its current two-year forecasting cycle on which to base such estimates, at least the subsequent two calendar years. ORTHO shall make all final decisions with respect to Commercialization Plans and Commercialization Budgets (except for the costs of the Phase IIIB Clinical Trials described in Exhibit E). Any significant change in a Commercialization Plan or Commercialization Budget made by ORTHO during the course of the year will be communicated promptly to ERGO.

     (d) Launch Plan.  Each Commercialization Plan shall be updated, in advance
         -----------
of the launch of the applicable Collaboration Product in the Profit/Loss Sharing Territory, to include a launch plan ("Launch Plan") and launch budget ("Launch Budget") for such launch, covering the period twelve (12) months, if practicable, before said launch, and the twelve (12) month period, if practical, following the launch date. Each such Launch Plan and Launch Budget shall be developed by ORTHO at a point in time prior to launch which is reasonable with respect to the proposed launch of the particular Collaboration Product and provided to ERGO promptly thereafter. It is understood that, for Bromocriptine for the Type II Diabetes Indication, because of the shortness of time between NDA filing and the presently anticipated launch date, the Launch Plan & Budget may be in an abbreviated form and submitted to ERGO prior to launch and as soon as it is prepared by ORTHO. Each Launch Plan shall include (i) updated market and sales forecasts in units and estimated revenues of Collaboration Product,
(ii) estimated resource requirements and (iii) such other matters deemed appropriate by ORTHO. With respect to Bromocriptine for the Type II Diabetes Indication, ORTHO shall prepare and provide to ERGO within sixty (60) days from the Effective Date, a Commercialization Budget for the six (6) month period following the Effective Date.

     SECTION 7.03. Commercialization in Royalty Bearing Territory.
                   ----------------------------------------------

     (a) Commercialization of Royalty Bearing Products and Independent Products in the Royalty Bearing Territory shall be conducted independently by Affiliates of ORTHO and decisions regarding, for example, pricing, advertising, and product recalls shall be the sole responsibility of ORTHO's Affiliate, provided, however, that such Affiliate's Commercialization Activities with respect to Royalty Bearing Products shall be consistent with the activities of such Affiliate in commercializing its own pharmaceutical products that are similar with regard, for example, to market potential, price per treatment, patient population, and competitive position. ORTHO shall be responsible for all
Commercialization costs and expenses in the Royalty Bearing Territory.   With
respect to Independent Products, neither Party shall have any obligations to undertake Commercialization Activities. ERGO shall not be responsible for any costs or expenses of Commercialization in any country in the Royalty Bearing Territory.

     (b) In the event that ORTHO decides not to commence Commercialization in any country in the Royalty Bearing Territory, ORTHO shall have the right, but not the obligation, subject to the terms of Section 6.08 of this Agreement to license such rights to a Third Party. ORTHO shall report all sales made by a sublicensee as if such sublicensee's sales were ORTHO sales in the Royalty Bearing Territory and ORTHO shall pay to ERGO royalties on such sales in accordance with the provisions of Article VIII of this Agreement.

     SECTION 7.04. Pricing, Pricing Approvals and Product Distribution.  ORTHO
                   ----------------------------------------------------
shall set all prices for all Collaboration Products, shall obtain for Collaboration Products pricing approvals as may be required, shall be responsible for distribution of each Collaboration Product in the Profit/Loss Sharing Territory and in the Royalty Bearing Territory and shall book all sales for Collaboration Products.

     SECTION 7.05. Product Recalls.  If ORTHO believes that a recall of a
                   ---------------
Collaboration Product is necessary, ORTHO shall promptly undertake such recall following notification to ERGO. The decision of ORTHO concerning such recall shall be final.

     SECTION 7.06. Tax Considerations.  Either Party may take advantage of
                   ------------------
provisions of law and/or administrative regulation or practice that favorably affect its tax obligations, but not those of the other Party. In the event that a Party takes advantage of such a tax consideration in connection with a Collaboration Product in the Profit/Loss Sharing Territory which benefits it, but not the other Party, no compensation to the other Party shall be required except to the extent such tax consideration negatively affects the other Party's share of Operating Profits or Losses. In such event, sufficient compensation shall be provided to the other Party to place such other Party in the position that it would have been in had the advantage for such tax consideration not been realized.

     SECTION 7.07. Advertising and Promotion.  With respect to printed
                   -------------------------
promotional (including advertisements appearing in journals) materials or printed educational materials for Collaboration Products in the Profit/Loss Sharing Territory, ERGO's name will appear on such materials and that reference to ERGO shall be in the form that references ERGO as the licensing party, provided such is permitted by the applicable laws and regulations. On all other materials in the Profit/Loss Sharing Territory, including but not limited to product labeling, the product label, and documentary information, and on all materials in the Royalty Bearing Territory, including but not limited to promotional and advertising materials, reference to ERGO shall not appear unless mutually agreed to by the Parties.

                                 ARTICLE VIII
                         PROFIT SHARING AND ROYALTIES
                         ----------------------------

     SECTION 8.01. Share of Operating Profits or Losses.
                   ------------------------------------

     (a) Equal Share of Operating Profits and Losses. ERGO and ORTHO shall share
         -------------------------------------------
equally (50% to ORTHO and 50% to ERGO) in Operating Profits and Losses from the Development and Commercialization of Collaboration Compounds and Collaboration Products in the Profit/Loss Sharing Territory, except to the extent the provisions of Section 8.01(d) apply.

     (b) Profit and Loss Sharing Mechanism.  All sales of Collaboration Products
         ---------------------------------
in the Profit/Loss Sharing Territory shall be booked by ORTHO. ORTHO shall have the right to reject any order received by it for a Collaboration Product; provided, however, that ORTHO shall not reject orders on an arbitrary basis, but only with reasonable justification and consistent with the general policies applied by it with respect to orders for other pharmaceutical products sold by it.

     (c) LSU Royalty and Other Pre-Existing Third Party Royalties.  The royalty
         --------------------------------------------------------
payable to Louisiana State University under LSU Patents for sales of Collaboration Products in the Profit/Loss Sharing Territory shall be an Allowable Expense, and ERGO and ORTHO shall each be responsible for 50% of such royalty. The royalty payable to Louisiana State University under LSU Patents for sales of Collaboration Products in any former Profit/Loss Sharing Territory shall be borne equally by the parties, and ORTHO, in addition to any other royalties payable to ERGO pursuant to the terms of this Agreement in a former Profit/Loss Sharing Territory ORTHO shall pay to ERGO [*] of the royalty amount due LSU under the LSU Agreement. ERGO shall be responsible for payment of royalties to LSU and shall provide written documentation to ORTHO of such payment of royalties for purposes of calculating Operating Profits and Losses by ORTHO and for the purposes of verifying the correctness of ORTHO's payments with respect to the former Profit/Loss Sharing Territory. ORTHO shall not be responsible in the Profit/Loss Sharing Territory or the Royalty Bearing Territory for any portion of any royalty owed to any Third Party pursuant to an agreement between ERGO and such Third Party that existed prior to the Effective Date, other than as set forth above with respect to royalties in the Profit/Loss Sharing Territory due to LSU.

     (d) Change in Profit and Loss Sharing Percentages. [*].
               ---------------------------------------

     SECTION 8.02. Profit/Loss Sharing Reports and Payments.
                   ----------------------------------------

     (a) Reports. The parties shall make Commercial Equalization Payments to one
         -------
another as required to effect the sharing of profits and losses as provided in this Article VIII. Within thirty (30) days after the end of each calendar quarter and fifty (50) days after the end of the fourth quarter of each full calendar year, ORTHO shall report to ERGO (as outlined in Exhibit B) its revenues and individual Allowable Expense items (with appropriate supporting information) involved in the computation of Operating Profits or Losses attributable to such quarter with respect to such Collaboration Product. ERGO shall similarly report in writing to ORTHO within the same thirty (30) day period, any Allowable Expense (with appropriate supporting information) items that it has incurred, including but not limited to the LSU Royalty. Within thirty (30) days after receipt of the last of such reports, ORTHO shall provide to ERGO a written Product Financial Statement with respect to each Collaboration Product, and a Consolidated Financial Statement with respect to all Collaboration Products for the Profit/Loss Sharing Territory. The reports and Equalization Payments for each of the first three quarters of each fiscal year may be based on estimated operating profits and losses for such quarters to the extent such estimates are included in such Party's books and records. The reports and Equalization Payments for the fourth quarter of each fiscal year shall include reconciliation and year-end adjustments, if necessary and to the extent available, with respect to previous quarters. A Commercial Equalization Payment by ORTHO to ERGO for a particular quarter required by this Section 8.02 shall be made in any event within forty-five (45) days of the due date of the Product Financial Statement. The Product Financial Statements and the Consolidated Financial Statement required hereunder shall be in the format shown on Exhibit B attached hereto.

     (b) Time Periods and Payments by ERGO.
         ---------------------------------

          (i) Except during the Launch Payment Period (as hereinafter defined), within forty-five (45) days after the due date or receipt by ERGO of a written Product Financial Statement from ORTHO, whichever is later, indicating that a Commercial Equalization Payment for a particular quarter is to be made by ERGO to ORTHO, ERGO shall make such Commercial Equalization Payment to ORTHO; provided, however, the forty-five (45) day period shall be instead a sixty (60) day period for the first three calendar quarters of 1998 and any and all references in this Article VIII to such forty-five (45) day period shall instead be deemed references to a sixty (60) day period.

          (ii) During the Launch Payment Period, within forty-five (45) days after the due date or receipt by ERGO of a written Product Financial Statement, whichever is later, indicating that a Commercial Equalization Payment for a particular quarter is to be made by ERGO to ORTHO pursuant to Section 8.02(a), ERGO shall make such Commercial Equalization Payment to ORTHO within such forty-five (45) day period at least to the extent that the Commercial Equalization Payment is not more than the Capped Equalization Amount for that quarter. As used herein, "Capped Equalization Amount" means [*] of the Forecasted Equalization Payment for such particular quarter. For this purpose, the Forecasted Equalization Payment is the Commercial Equalization Payment forecasted by ORTHO and provided to ERGO at least [*]months prior to such quarter, except that, during the [*]months following the Effective Date, the forecast provided at the Effective Date shall represent the forecast used for such quarters during such [*]month period. ORTHO shall send to ERGO a forecast of Net Trade Sales and Allowable Expenses, excluding Development Expenses, that is materially the same as the forecast that it uses for internal financial planning purposes.

     In the event that during the Launch Payment Period, the full amount of the Commercial Equalization Payment to be made by ERGO to ORTHO for a particular quarter is greater than the Capped Equalization Amount for such quarter ERGO may elect to pay ORTHO within such forty-five (45) day period only an amount that is less than the full amount of the Commercial Equalization Payment, provided that such lesser amount is at least equal to the Capped Equalization Amount. If ERGO so elects to pay such lesser amount, then ERGO shall have a period of [*]months from the due date or actual date of receipt of the relevant Product Financial Statement, whichever is later, to pay ORTHO an Excess Equalization Payment, together with interest on the Excess Equalization Payment, such interest to be payable at an annual rate of[*], beginning on the day following the end of said forty-five (45) day period (such Excess Equalization Payment and interest together being the "Compounded Excess Equalization Payment"). Where ERGO pays an amount that is less than the full amount of the Commercial Equalization Payment, but at least the Capped Equalization Amount specified in this subsection, "Excess Equalization Payment" shall mean the amount of the excess, if any, by which the Commercial Equalization Payment owed by ERGO to ORTHO for a particular quarter exceeds the amount actual paid by ERGO. "Launch Payment Period" shall mean the period beginning on the later of: (i)[*], or (ii)[*]; and ending on[*].

          (iii) In the event that ERGO fails to make a payment that is at least the lesser of the full amount of the Commercial Equalization Payment or the Capped Equalization Amount within the forty-five (45) day period as set forth herein or ERGO fails to make a payment that is the full amount of the Compounded Excess Equalization Payment within the [*]month period as set forth herein, ORTHO shall send a past-due notice to ERGO stating that ERGO has failed to make a payment within the required time period set forth in subsection 8.02(b). If, pursuant to such notice, ERGO does not pay any such amount, plus a penalty of [*] of the overdue amount thereon, to ORTHO within thirty (30) days after receipt of such late notice from ORTHO, ERGO shall be deemed to have defaulted in its payment obligation to ORTHO pursuant to this subsection 8.02(b).

     (c) In the event that ERGO has defaulted in making a payment that is either the full amount of the Commercial Equalization Payment Amount (where such Capped Equalization Amount is greater than or the same as the amount of the corresponding Commercial Equalization Payment) or at least the Capped Equalization Amount (where such Capped Equalization Amount is less than the amount of the corresponding Commercial Equalization Payment) as provided in subsection 8.02(b)(iii) above, ORTHO at its option, may:

          (i) convert the Profit/Loss Sharing Territory to a Royalty Bearing Territory for the Collaboration Product with respect to which the payment was not made and pay ERGO a royalty percentage of[*]; or

          (ii) maintain the Profit/Loss Sharing Territory as a Profit/Loss Sharing Territory for the Collaboration Product with respect to which the payment was not made. The unpaid balance as of the date of default, including the [*] charge pursuant to Section 8.02(b)(iii), will accrue interest at an annual interest rate equal to the[*]. Such interest will be added to the past due balance. The parties shall thereafter continue to share equally in the Operating Profits and Operating Losses for such Product; provided, however, that no payments attributable to such Collaboration Product, including royalties, milestones or Equalization Payments, shall be made to ERGO until the past due balance plus interest and fees as defined above are fully recovered.

     (d) Notwithstanding Section 8.02(c), in the event that ERGO has made a payment at least in the amount of the Capped Equalization Amount (where such Capped Equalization Amount is less than the amount of the corresponding Commercial Equalization Payment) for a particular period, but defaults in making a Compounded Excess Equalization Payment pursuant to subsection 8.02(b)(iii), ORTHO at its option, may:

          (i) convert the Profit/Loss Sharing Territory to a Royalty Bearing Territory for the Collaboration Product with respect to which payment was not made and pay ERGO a royalty percentage of [*] or

          (ii) maintain the Profit/Loss Sharing Territory as a Profit/Loss Sharing Territory for the Collaboration Product with respect to which the payment was not made. The unpaid balance as of the date of default, which includes the [*] pursuant Section 8.02(b)(ii) and the [*]charge pursuant to
Section 8.02(b)(iii), will accrue interest at an annual rate equal to the[*]. Such interest will be added to the past due balance. The parties shall thereafter continue to share equally in the Operating Profits and Operating Losses for such Product; provided, however, that no payments attributable to such Collaboration Product, including royalties, milestones or Equalization Payments, shall be made to ERGO until the past due balance plus interest and fees as defined above are fully recovered.

     (e) In the event that ERGO defaults as described in Section 8.02(b)(iii) above with respect to a particular Collaboration Product, ORTHO shall make an election to convert the Profit/Loss Sharing Territory to a Royalty Bearing Territory with respect to the Collaboration Product for which payment was not made in Section 8.02(c) or 8.02(d) above (whichever is applicable), if at all, within the sixty (60) day period following the date on which ERGO is deemed to have defaulted in making such payment; provided, however, that in the event ORTHO once elects not to make such a conversion with respect to a particular Collaboration Product, such election shall not thereafter be available again to ORTHO with respect to such Collaboration Product based on a default under Section 8.02(b)(iii).

     (f) In the event that ERGO defaults pursuant to Section 8.02(b)(iii), such default shall not be a material breach of this Agreement pursuant to Section
14.02 and the remedies for such default shall be limited to the remedies provided in this Section 8.02.

     SECTION 8.03. Term. The Parties shall share Operating Profits or Losses
                   ----
hereunder with respect to each Collaboration Product in the Profit/Loss Sharing Territory until such Collaboration Product is permanently withdrawn from and is no longer being sold in the Profit/Loss Sharing Territory.

     SECTION 8.04. Royalty Bearing Products.
                   ------------------------

     (a) ORTHO shall pay to ERGO a royalty equal to the applicable Royalty Percentage set forth below on Royalty Bearing Sales of Bromocriptine in the Royalty Bearing Territory as follows:


              ---------------------------------------------------
                          [*]                        [*]
              ---------------------------------------------------
               [*]                      [*]
              ---------------------------------------------------
                [*]                      [*]
              ---------------------------------------------------

     [*]

     (b) ORTHO shall pay to ERGO a royalty equal to: [*] for each Collaboration Product other than Bromocriptine, in the Royalty Bearing Territory[*] for each Collaboration Product other than Bromocriptine in the Royalty Bearing Territory. For example,[*].

     (c) Except where expressly provided otherwise in this Agreement, all royalties to a Party shall be paid, on a country-by-country basis, from the date of the first commercial sale of each Royalty Bearing Product in a particular country until the later of (i) [*] from the first commercial sale in such country and (ii) the last to expire of any valid and enforceable ERGO Patents or Joint Patents, as applicable, which would have been infringed by the use or sale of the Royalty Bearing Product in such country, absent rights thereunder:

          (i) If a Royalty Bearing Product is sold in any country for an Indication for which ERGO does not have valid patent coverage (whether through invalidation or abandonment or by virtue of the fact that a patent application has never been filed which contains a claim providing such coverage) that would prevent the use or sale of a generic form of such Royalty Bearing Product for such Indication and, further, a generic equivalent of such Royalty Bearing Product, labeled for such Indication, is being sold, the royalty obligation set forth in Section 8.04 (a) or Section 8.04(b) above with respect to such Indication for such Royalty Bearing Product in such country shall be reduced by[*], until ERGO is granted such valid and enforceable patent coverage of such Indication for such Royalty Bearing Product in such country;

          (ii) If a Royalty Bearing Product is being sold in any country with respect to which a Third Party (other than LSU under LSU Patents) has a patent, from which ERGO has not obtained a license, and is entitled to receive royalties pursuant to a patent license required in order to make or sell the Royalty Bearing Product, then the royalty obligation set forth in Section 8.04(a), or Section 8.04(b) above with respect to Royalty Bearing Sales attributable to the sale of such Royalty Bearing Products in such country shall be reduced by one-half of the royalty payable to such Third Party, but not below [*]of the amount of the royalty that would, absent such payment, be otherwise payable under Section 8.04(e);

          (iii) If a Royalty Bearing Product is being sold in a country for an Indication where the only ERGO Patent that exists that covers the Royalty Bearing Product is a pending patent application which has been pending for[*], whichever is later, and a generic equivalent of such Royalty Bearing Product, labeled for such Indication, has been approved for commercial sale, then ORTHO shall be entitled thereafter to a [*]reduction in the royalty payable to ERGO in such country with respect to such indication of such product as set forth in
Section 8.04(a) or Section 8.04(b), until such patent application matures into an enforceable, valid patent that covers the Royalty Bearing Product, at which time the full royalty shall then apply for the remainder of the applicable term; and

          (iv) Royalty Reduction for Off-Label Sales.  In the event that the
               -------------------------------------
Royalty Bearing Sales of any Royalty Bearing Product in a country outside the United States are determined to have been reduced as a result of Off-Label Sales of a product containing the same active ingredient as a particular Collaboration Product by an amount in excess of [*] of the Royalty Bearing Sales that would have been realized but for the Off-Label Sales, then ORTHO shall be entitled to take a reduction in the royalties payable with respect to such Royalty Bearing Product in such country for any calendar quarter in which such Royalty Bearing Sales are so reduced by at least[*]. The reduction in royalties shall equal [*] of such reduction in such Royalty Bearing Sales in excess of such[*], but in no event greater than [*] of the Royalty Bearing Sales in such country for such quarter (i.e., the Royalty Percentage for any such country shall not be so reduced by more than[*].[*].

          (v) Notwithstanding the provisions of Section 8.04(c), subsections
(i), (ii), (iii) and (iv) above, the royalties to be paid by ORTHO to ERGO on Royalty Bearing Sales pursuant to Section 8.04(a) and Section 8.04(b) shall never be reduced in the aggregate by more than [*] from the royalties applicable in the absence of such reductions.

     (f) Upon expiration of the royalty term for a Royalty Bearing Product in a country as described above, ORTHO shall thereafter have a paid-up, non-exclusive license to make, have made, use, sell, offer for sale, have sold and import that Royalty Bearing Product in that country.

     (h) ORTHO shall not be responsible for payment of any portion of any royalty owed to any Third Party based on Royalty Bearing Sales in the Royalty Bearing Territory, including LSU under the LSU Patents, pursuant to any agreement between such Third Party and ERGO that existed prior to the Effective Date.

     SECTION 8.05. Sales by Sublicensees.  In the event either Party, subject to
                   ---------------------
the provisions of this Agreement, grants licenses or sublicenses to others to make or sell Royalty Bearing Products or Independent Products, such licenses or sublicenses shall include an obligation for the licensee or the sublicensee to account for and report its Royalty Bearing Sales of such Royalty Bearing Products or Independent Products on the same basis as if such sales were Royalty Bearing Sales by the Party, and such Party shall pay royalties to the other Party as if the Royalty Bearing Sales of the sublicensee were Royalty Bearing Sales of the Party granting the license or sublicense.

     SECTION 8.06. Royalty Reports and Payments.  A report, summarizing the
                   ----------------------------
Royalty Bearing Sales of any Royalty Bearing Products and/or Independent Products during the relevant quarter on a country-by-country basis, together with payment of the royalties payable in accordance the report shall be delivered to the receiving Party within sixty
(60) days following the end of each calendar quarter and sixty (60) days following the end of each calendar year for which royalties are due from the selling Party.

     SECTION 8.07. Payments.  Any payments due under this Agreement shall be
                   --------
made by wire transfer to a designated bank account of the receiving Party, as such may be directed in writing by the recipient.

     SECTION 8.08. Taxes.  The Party receiving royalties shall pay any and all
                   -----
taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, the selling Party will (i) deduct those taxes from the otherwise remittable royalty, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. The selling Party agrees to take all lawful and reasonable efforts to minimize such taxes to the other Party.

     SECTION 8.09. Foreign Exchange.  For the purpose of computing Royalty
                   ----------------
Bearing Sales for Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with the Party's customary and usual translation procedures consistently applied and in accordance with generally accepted accounting principles.

     SECTION 8.10. Payments to or Reports by Affiliates.  Any payment required
                   ------------------------------------
under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity.

     SECTION 8.11. No Overlapping Royalties.  Notwithstanding any other
                   ------------------------
provision of this Agreement, in no event shall any royalty provided for under any Section of this Agreement be paid with respect to any sale of a Collaboration Product, Independent Product or Royalty-Bearing Product to the extent a royalty has been paid pursuant to any other Section of this Agreement with respect to such sale provided that the higher royalty is paid.
                          --------

     SECTION 8.12. Spillover Sales and Equalization Payment Based on Spillover
                   -----------------------------------------------------------
Sales.
-----

     (a) During the term of this Agreement, either ORTHO or ERGO may decide to terminate Development of Bromocriptine for an Indication pursuant to Section 5.04, such that, in the Profit/Loss Sharing Territory, a Bromocriptine-containing product ("Product" as used in this subsection) might be marketed, promoted and sold separately by one Party (the "Approved Indication Selling Party") for an Indication which is different from any Indication for which the Product is approved for use and Commercialized by the other Party, including a sublicensee of such Party (the "Spillover Selling Party"). Each Indication for use for which the Approved Indication Selling Party has regulatory approval to market, but the Spillover Selling Party does not, shall be referred to as a "Spillover Indication" and any sales of a Product made by the Spillover Selling Party where the Product is thereafter used for such a Spillover Indication shall represent "Spillover Sales" with respect to such Party's Product.

     (b) Based on the determination of the Spillover Sales of the Product, the Spillover Selling Party shall make an annual payment (the "Spillover Equalization Payment") to the Approved Indication Selling Party, such payment to be made within three (3) months from the end of each calendar year. The Spillover Equalization Payment shall be in an amount such that the Approved Indication Selling Party shall realize the profits it would have made had the
Approved Indication Selling Party itself made such Spillover Sales.   In the
event that the Spillover Selling Party is only Commercializing the Product by route of administration different from each of the forms of the Product sold by the Approved Indication Selling Party, no Spillover Equalization Payment shall be made.

     (c) The parties will establish a mechanism to determine Spillover Sales of Products based on each Spillover Indication at such time, if ever, that ORTHO fails to accept the ERGO proposal for joint Development made following [*](e.g., ERGO may, therefore, become the Spillover Selling Party for its Product with respect to ORTHO's approved Indications for ORTHO's Product (if ORTHO similarly fails to accept subsequent ERGO proposals as provided in Article V). At such time, each Party shall submit to the other a written proposal for establishing the allocation mechanism set forth in this Section 8.12 with respect to such prospective Spillover Sales. Such proposals shall be exchanged within thirty
(30) days following the date ORTHO declines ERGO's Section 5.04 proposal referenced above. In the event that the JPT is unable to agree upon such mechanism based on the Party's respective proposals therefor within a ninety
(90) day period following the exchange of such proposals, then the matter shall be referred to the Steering Committee for resolution. If the Steering Committee does not unanimously arrive at a resolution within ninety (90) days following such referral, then the matter shall be resolved by an independent arbiter mutually agreeable to both Parties, with such arbitration in any event being concluded prior to the approval of the ERGO NDA for its Product.

                                  ARTICLE IX
                            MANUFACTURE AND SUPPLY
                            ----------------------

     SECTION 9.01.  Manufacture and Supply During Development. ORTHO will
                    -----------------------------------------
arrange for the manufacture of Collaboration Products for use during the Development of Collaboration Products as provided in this Agreement. In this regard, ORTHO and not ERGO shall be the Party to all manufacture agreements with Third Parties for the supply of Collaboration Products during Development Payments to manufacturers for such use and related costs will be a Development Expense. As used in this Article IX, "manufacture" means manufacture of Collaboration Products in bulk form and finished dosage form.

     SECTION 9.02.  Manufacture and Supply During Commercialization.
                    -----------------------------------------------

     (a) ORTHO shall be solely responsible for the commercial manufacture of Collaboration Products in such a manner as to achieve and maintain a substantially competitive Cost of Goods Sold and to assure quality assurance as stringent as such quality assurance standards used by ORTHO and its Affiliates in the manufacture of its other pharmaceutical products, continuity and security of supply, compliance with CGMP, and compliance with all applicable regulatory requirements. In this regard, ORTHO and not ERGO shall be the party to all manufacture supply and development agreements covering the commercial supply of Collaboration Products. Such manufacturer(s) may include Third Parties. To enable the transfer of manufacturing to ERGO in situations under this Agreement where ORTHO is obligated to do so, all contracts entered into by ORTHO with a Third Party relating to the manufacturer of Collaboration Products shall include a provision permitting the assignment of such contract to ERGO on the same terms where possible for the remainder of such contract term. If such a provision adversely impacts the price offered, the Parties agree to discuss alternative arrangements or contractual provisions. Any selection of manufacturers for Commercialization shall be subject to the rights of any Third Parties existing at the time such determination is made.

     (b) ORTHO acknowledges that pursuant to that certain Amended and Restated Supply Agreement, (the "Geneva Agreement") dated as of October 31, 1997, by and between ERGO Research Corporation, ERGO Science Corporation, and Geneva Pharmaceuticals, Inc. ("Geneva"), attached hereto as Exhibit F, Geneva will manufacture Bromocriptine tablets in finished dosage form for worldwide distribution for the period[*]. Pursuant to Section 11.05 of the Geneva Agreement, ERGO hereby assigns to ORTHO, and ORTHO hereby accepts, all of ERGO's rights and obligations under the Geneva Agreement. ORTHO agrees to pay [*]of the payments to Geneva set forth in Sections 6.3 and 6.4 of the Geneva Agreement. The payments set forth in Section 3.3 and 3.4 of the Geneva Agreement related to the purchase of Bromocriptine tablets related to the Development and Commercialization in the Profit/Loss Sharing Territory shall be Allowable Expenses or Development Expenses, as appropriate (provided, however, that ORTHO shall in no event be responsible for any expenses incurred prior to the Effective Date and ERGO shall assume full responsibility for such expenses). ORTHO and ERGO each agree to execute such other documents and instruments as may be necessary to effectuate the assignment of rights and obligations under the Geneva Agreement set forth in this Section 9.02(b).

     SECTION 9.03.  Quality Assurance, Etc.
                    ----------------------

     (a) ORTHO shall have day to day responsibility for commercial manufacturing and formulation issues related to product safety and regulatory compliance.
ERGO shall provide technical support reasonably required by ORTHO or Third Parties for the manufacture of Collaboration Products. The costs of providing on-going post-launch technical support shall be an Allowable Expense under Post-Launch Product R & D Expense as defined in Exhibit A. Regardless of the parties selected to manufacture the Collaboration Products for the Profit/Loss Sharing Territory, each of the Parties shall have rights of inspection and audit as set forth in the contract with such Third Party to enable it to comply with its internal quality assurance and reporting obligations, including those imposed by regulatory authorities. In addition, before a final commitment is made to any Party or Parties or to any Third Party regarding manufacturing plant decisions for the supply of Collaboration Products to the Profit/Loss Sharing Territory, both Parties shall have the right to perform plant quality assurance audits.

     (b) All Collaboration Compounds and Products used in clinical and commercial supplies will be manufactured, tested, and released according to current CGMP's. It is expected that the manufacturer will be responsible for maintaining their facilities and procedures, including those of Third Parties, in compliance with CGMP's. ORTHO has the right to perform periodic assessments of CGMP compliance by inspection of facilities for the manufacture of Collaboration Compounds for use in clinical and commercial supplies, for the manufacture of Collaboration products and active ingredients for use in clinical and commercial supplies, and review of compliance related documents. If CGMP deficiencies should be identified by ORTHO, the manufacturer will receive written notification from ORTHO describing the specific compliance issues identified. The manufacturer has an obligation to establish a corrective action plan within 30 days of receiving notice of such deficiencies from ORTHO. The corrective action plan will establish clear goals and timing for improvement of specific compliance issues and must be agreed to by ORTHO. Any expenses incurred in improving compliance will be the full responsibility of the manufacture. In the event that ORTHO's compliance assessment challenges the suitability of any particular batch of clinical or commercial materials intended for clinical or commercial use, ORTHO has the final decision regarding the release of such materials.

     SECTION 9.04 Provisions for the Manufacture of Collaboration Products.  If
                  --------------------------------------------------------
a Party is manufacturing and supplying the Collaboration Products, such Party shall be entitled to recover as an Allowable Expense such Party's Cost of Goods Sold for Collaboration Products so supplied, upon the sale of such Collaboration Products according to its standard accounting procedures consistently applied within and across its pharmaceutical operating units for matching revenues with costs of products sold. In the event a Party would obtain a tax benefit from the manufacture of Collaboration Products in a particular jurisdiction, such tax benefits shall be treated as described in Section 7.06 herein.

     SECTION 9.05 Technology Transfer in Event of Termination by ORTHO.  In the
                  ----------------------------------------------------
event that, upon termination by ORTHO of this Agreement (other than a termination under Section 14.02), ORTHO is manufacturing in whole or in part one or more Collaboration Products or Royalty Bearing Products hereunder, then ORTHO shall continue to provide for such manufacture of such Collaboration Products and Royalty Bearing Products to the extent provided prior to notice of such termination, from the time notice of such termination is provided until such time as ERGO is able to secure an equivalent alternative commercial manufacturing source, in the event that ERGO using its best efforts is unable to secure such an alternative source during the notice period. To this end, as of the effective date of such termination all Third Party manufacturing contracts shall be assigned to ERGO, and the cost charged to ERGO by ORTHO for any of the internal manufacturing activities to be continued by ORTHO pursuant to this
Section 9.05 for the production of Collaboration Products and Royalty Bearing Products shall be the same as ORTHO's cost during the time that the Agreement was in effect, provided, however, ORTHO may begin to receive a profit for its internal manufacturing activities relating to such Products at a rate of the cost relating to such internal manufacturing activities plus [*]beginning one
(1) year after the effective date of termination hereunder and an additional [*]for each additional year following the second anniversary of the effective date of termination. For example, during the third year following the effective date of termination, the profit margin would be[*]. Further, upon ERGO's request, ORTHO shall provide such technical assistance and Know-how licenses on a royalty free basis as may reasonably be requested to transfer such technology as needed by ERGO to commence or continue commercial manufacture of Collaboration Products and Royalty Bearing Products. Such technical assistance shall be provided at ORTHO's cost, which cost shall be reimbursed by ERGO. In the event that any technology needed by ERGO to commence or continue commercial manufacture of Collaboration Products or Royalty Bearing Products is covered by one or more ORTHO Patents, ERGO shall receive a paid up, exclusive world-wide right and license to such ORTHO patents as per Section 14.02 and Section 14.03.

     SECTION 9.06 Access to Geneva Know-How.  ORTHO, as assignee of the Geneva
                  -------------------------
Agreement, shall have all rights to any manufacturing know-how that related to manufacturing Bromocriptine, to the extent provided in the Geneva Agreement, attached hereto as Exhibit F.

                                   ARTICLE X
                                CONFIDENTIALITY
                                ---------------

     SECTION 10.01. Confidentiality Exceptions.  Except to the extent expressly
                    --------------------------
authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for [*] thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement or any Information developed during the course of the collaboration hereunder, or any provisions of this Agreement that are the subject of an effective order of the Securities Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, "Confidential Information"), except to the extent that it can be
               ---------------------------
established by the receiving Party that such Confidential Information:

     (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

     (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

     (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; and

     (e) was independently developed by the receiving Party without reliance on Confidential Information of the other Party.

     SECTION 10.02. Authorized Disclosure.  Each Party may disclose Confidential
                    ---------------------
Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or conducting pre-clinical or clinical trials; provided, however, that if a Party is required by law or regulation to make any such disclosures of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement (e.g., filings with the SEC and stock markets) and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, unless in the opinion of such disclosing Party's legal counsel such Confidential Information is legally required to be fully disclosed. In addition, and with prior notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as those of this
Article X, Confidential Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article X shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder, or from using Confidential Information that is specifically derived from pre-clinical or clinical trials to carry out marketing, sales or professional services support functions as is customary in the pharmaceutical industry.

     SECTION 10.03. Survival.  Section 10.01 through 10.04 of this Article X
                    --------
shall survive the termination or expiration of this Agreement for a period of[*].

     SECTION 10.04. Termination of Prior Agreement.  This Agreement supersedes
                    ------------------------------
the Confidentiality Agreements between ERGO and ORTHO dated as of October 28, 1996, and April 29, 1997. All Information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article X, and shall be included, respectively, within the definitions of ERGO Know-how if ERGO is the disclosing Party and ORTHO Know-how if ORTHO is the disclosing Party.

     SECTION 10.05. Publications.  Except to the extent set forth in Section
                    ------------
10.02 and 10.06, each Party shall provide to the other the opportunity to review any proposed publications or scientific presentations which relate to Collaboration Compounds or Collaboration Products for Development Indications, or Additional Indications, if any, as early as reasonably practical, but at least thirty (30) days prior to the intended submission for publication (except with the written consent of the other party). The reviewing Party will provide the publishing Party with its response to the publishing Party's request to publish within thirty (30) days of receipt of such request. No publication shall be made by any Party without the agreement or approval in writing from the other Party. However, the failure of the receiving Party to respond to such request within such thirty (30) day period shall be deemed to be approval of such request and the publishing Party shall then be free to proceed with said publication or presentation. Notwithstanding the foregoing, publications regarding Commercialization Activities or needed to effectively Commercialize the Collaboration Product may be made by ORTHO even if ERGO does not approve, provided that ORTHO can demonstrate that such publication is reasonably necessary to successfully market the Product.

     SECTION 10.06. Public Announcements. Subject to the further provisions of
                    --------------------
this Section 10.06, Parties, neither Party shall originate any written publicity, news release or public announcement, whether to the public or press, concerning this Agreement, including the subject matter to which it relates, performance under it or any of its terms, or any amendment hereto save only such announcements that are required by law to be made or that are otherwise agreed by the Parties. Such announcements shall be factual and as brief as possible. In addition, each Party agrees to submit to the other Party, for review and written approval any question and answer sheet or similar materials ("Q & A") prior to using such materials as the basis for oral disclosures, which oral disclosures must, in any event, be consistent in content with the information contained in approved written materials. Routine references to this Agreement and the arrangements hereunder shall be allowed in the usual course of business, subject to approved Q & A. Once information has been approved for disclosure as part of an approved Q & A under this Section 10.06, either party may use such approved information in communications with Third Parties. If a Party decides to make an announcement required by law, it will give the other Party at least [*]advance notice, where possible, of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed be deleted, the disclosing Party shall request confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 25b-2 of the Securities Exchange Act of 1934, as applicable (or any other applicable regulation relating to the confidential treatment of information) so that there be omitted from the materials that are publicly filed any information that the receiving Party reasonably requests to be deleted, unless in the opinion of the disclosing Party's legal counsel such Confidential Information is legally required to be fully disclosed. Notwithstanding the foregoing, publications regarding Commercialization Activities or needed to effectively Commercialize the Collaboration Product may be made by ORTHO even if ERGO does not approve, provided ORTHO can demonstrate such publication is necessary to successfully market the Product.[*]


                                  ARTICLE XI
             OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS
             ----------------------------------------------------

     SECTION 11.01. Ownership.  Each Party shall solely own, and that Party
                    ---------
alone shall have the right to apply for, Patents within and outside of the United States for any inventions made solely by that Party's employees or consultants in the course of performing work under this Agreement. Inventions made jointly by employees or consultants of ERGO and ORTHO shall be owned jointly by ERGO and ORTHO. The law of joint ownership of inventions of the United States shall apply to any joint ownership of Patents outside the United States claiming joint inventions of the Parties.

     SECTION 11.02. Disclosure of Provisional and Non-Provisional Patent
                    ----------------------------------------------------
Applications.  In addition to the disclosures required under Article XIII, each
------------
Party shall provide to the other, a reasonable time prior to filing, a copy of each non-provisional patent application filed by such party disclosing an invention arising in the Field during the course of the collaboration during the term of this Agreement and each Party shall provide to the other, immediately after filing, a copy of each provisional patent application filed by such party disclosing an invention arising in the Field during the course of the collaboration during the term of this Agreement.

     SECTION 11.03. Patent Filings.
                    --------------

     (a) Each Party, at its sole discretion and responsibility, shall prepare, file, prosecute and maintain Patents to cover discoveries and inventions made solely by its own employees or consultants relating to any Product and use reasonable efforts to file initially all such applications in the United States or the appropriate forum under the circumstances. The JPT will determine which Party shall file, prosecute and maintain Patents to cover inventions relating to the discovery, evaluation, manufacture, use or sale of Collaboration Compounds or Collaboration Products that are made jointly by personnel of ERGO and ORTHO in the course of the collaboration (herein referred to as "Joint Patents"). The determination of the countries in the Royalty Bearing Territory in which to file Joint Patents shall be made by ORTHO. ORTHO shall have the right to direct and control all material actions relating to the prosecution or maintenance of Joint Patents in the Royalty Bearing Territory, and ERGO shall have the right to request filing in countries not selected by ORTHO for filing provided that ERGO shall pay all expenses associated therewith in such ERGO selected countries. ORTHO shall provide prior written notice to ERGO of the countries in which it intends to file in the Royalty Bearing Territory, including conflict proceedings, reexaminations, reissuance, oppositions and revocation proceedings, provided, however, that ERGO shall have the right to continue prosecution in countries in which ORTHO determines it wishes to abandon.

     (b) The Party who is responsible for filing a Joint Patent will be termed the "filing Party." The filing Party shall keep the other Party apprised of the status of each Joint Patent and shall seek the advice of the other Party with respect to patent strategy and drafting applications and shall give reasonable consideration to any suggestions or recommendations of the other Party concerning the preparation, filing, prosecution, maintenance and defense thereof. The Parties shall cooperate reasonably in the prosecution of all Joint Patents and Patents covering Collaboration Products and shall share all material information relating thereto, including all material communications from patent offices, promptly after receipt of such information. If the Parties are unable to agree as to who is the filing Party or as to any aspect of patent prosecution of a Joint Patent or a Patent covering a Collaboration Product, each Party at its expense shall be free to take whatever action it deems appropriate to protect the joint invention or Collaboration Product, including the filing of patent applications subject to prior notification of the other Party. If, during the term of this Agreement, the filing Party intends to allow any Patent covering a Product to which the Party has license rights under this Agreement to lapse or become abandoned without having first filed a substitute, the filing Party shall, whenever practicable, notify the other Party of such intention at least sixty (60) days prior to the date upon which such Patent shall lapse or become abandoned, and the other Party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution, maintenance and defense thereof and all expenses related thereto. Where such other Party assumes such responsibility, the affected patent shall not thereafter serve as a basis for any royalty obligation otherwise payable by such Party to the other Party.

     (c) The Parties agree to use reasonable efforts to ensure that any Patent filed outside of the United States prior to a filing in the United States will be in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent filing in the United States.

     (d) The Parties shall cooperate in order to avoid loss of any rights that may otherwise be available to the Parties under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country. Without limiting the foregoing, either Party shall notify the other Party promptly upon receipt of Regulatory Approval to market a Collaboration Compound, Collaboration Product or Independent Product in the United States, and timely supply such Party with all information necessary to file an application for patent term extension for any relevant patent owned or controlled by the Parties, within the sixty (60) day period following regulatory Approval. The obligations set forth in this Section 11.04(d) shall apply with respect to patent term extensions, or the equivalent, in any other country. Any application for patent term extension in the United States shall be made by the Party who owns or controls this patent to be term extended.

     SECTION 11.04. Third Party Patent Rights.  Except as expressly provided in
                    -------------------------
Section 12.01, neither Party makes any warranty with respect to the validity, perfection or dominance of any Patent or other proprietary right or with respect to the absence of rights in Third Parties which may be infringed by the manufacture or sale of any Product. Each Party agrees to bring to the attention of the other Party any Patent or Patent application it discovers, or has discovered, and which relates to the subject matter of this Agreement.

     SECTION 11.05. Enforcement Rights.
                    ------------------

     (a) Notification of Infringement.  If either Party learns of any
         ----------------------------
infringement or threatened infringement by a Third Party of the ERGO Patents, LSU Patents, ORTHO Patents, or Joint Patents, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such infringement.

     (b) Enforcement in the Profit/Loss Sharing Territory.  The Steering
         ------------------------------------------------
Committee will be fully apprised of the facts concerning the infringing acts, and shall have an opportunity to comment and advise the Party that owns or controls the infringed patent concerning in the appropriate course of action to pursue with respect to infringement of any ERGO Patents, LSU Patent, ORTHO Patents or Joint Patents covering the manufacture, use, importation, sale or offer for sale of Collaboration Products being developed or marketed in the Profit/Loss Sharing Territory. The Party that owns or controls the infringed patent shall control any enforcement thereof in the Profit/Loss Sharing Territory. Costs of patent enforcement and related recoveries with respect to infringement in the Profit/Loss Sharing Territory shall be charged to the collaboration as Allowable Operating Expenses. Each Party shall bear its own expenses, with any recovery allocated pro rata to the extent of the Parties' costs and any excess one-half to each of the Parties.

     (c) Enforcement for Royalty Bearing Products in the Royalty Bearing
         ---------------------------------------------------------------
Territory.  ERGO shall have the right, but not the obligation, to institute,
---------
prosecute and control at its own expense any action or proceeding with respect to infringement of any ERGO Patents, LSU Patents or Joint Patents covering the manufacture, use, importation, sale or offer for sale of Collaboration Products being developed or marketed in the Royalty Bearing Territory, by counsel of its own choice. ORTHO shall have the right, at its own expense, to be represented in any action by counsel of its own choice. If ERGO fails to bring an action or proceeding or otherwise take appropriate action in ERGO's discretion to abate such infringement within a period of [*]of notice by ORTHO to ERGO requesting action, ORTHO will have the right but not the obligation to bring and control any such action or proceeding relating to ERGO Patents or LSU Patents by counsel of its own choice and ERGO will have the right to be represented in any such action by counsel of its own choice and at its own expense. ERGO will cooperate with ORTHO in any suit for infringement of an ERGO Patent or LSU Patent brought by ORTHO against a Third Party, and shall have the right to consult with ORTHO and to participate in and be represented by independent counsel in such litigation at its own expense. ORTHO shall incur no liability to ERGO as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding the infringed patent invalid or unenforceable. If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit. Any damages or other monetary awards recovered pursuant to this Section 11.05(c) shall be allocated first to the costs and expenses of the Party bringing suit, then to the costs and expenses, if any, of the other Party. Any amounts remaining shall go to the Party bringing suit.

     (d) Enforcement with Respect to Independent Products.  The Party developing
         ------------------------------------------------
or marketing an Independent Product shall have the right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement of any ERGO Patents, LSU Patents, ORTHO Patents or Joint Patents covering the manufacture, use, importation, sale or offer for sale of an Independent Product being developed or marketed by such Party, by counsel of its own choice. The other Party shall have the right, at its own expense, to be represented in any such action or proceeding within a period of [*]of notice from the other Party requesting action, the other Party will have the right to bring and control any such action or proceeding relating to that Party's Patents (but not the Patents of the Party developing or marketing such Independent Product) by counsel of its own choice and the Party marketing the Independent Product will have the right to be represented in any such action by counsel of its own choice and at its own expense. If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit. The Party bringing such action shall be entitled to retain any damages or other monetary awards recovered pursuant to this Section 11.05 (d).

     (e) Settlement with a Third Party. The Party that controls the prosecution
         -----------------------------
of a given action shall also have the right to control settlement of such action; provided, however, that if one Party controls, no settlement shall be
        --------  -------
entered into without the written consent of the other Party if such settlement would materially and adversely affect the interests of such other Party. If the other Party shall refuse to grant such consent, then the dispute will be resolved pursuant to Article XVI.

     (f) Exclusivity.  Notwithstanding the provisions of Sections 11.05(b), (c)
         -----------
and (d), neither Party shall file and prosecute an action for infringement of a Patent in any country for which the other Party has the primary responsibility to file and prosecute such action, and pursuant to which that other Party having primary responsibility has commenced and is prosecuting at least one such action for infringement of said Patent in the same country, without the agreement of that other Party, which agreement shall not be unreasonably withheld or delayed.

     SECTION 11.06. Defense and Settlement of Third Party Claims.
                    --------------------------------------------

     (a) Defense in the Profit/Loss Sharing Territory.  If a Third Party asserts
         --------------------------------------------
that a patent, trademark or other intangible right owned by it is infringed by any Collaboration Product in the Profit/Loss Sharing Territory, the Steering Committee shall establish a plan for a common defense and select the Party responsible for managing such plan. The costs of any such action incurred by one or both of the Parties at the direction of the Steering Committee (including the costs of any judgment, award, decree or settlement) will be chargeable to the collaboration as an Allowable Operating Expense.

     (b) Defense in the Royalty Bearing Territory.  If a Third Party asserts
         ----------------------------------------
that a patent, trademark or other intangible right owned by it is infringed by any Royalty Bearing Product in the Royalty Bearing Territory, ORTHO will be solely responsible for defending against any such assertions at its cost and expense, but no settlement may be entered into without the written consent of ERGO if such settlement would materially and adversely affect ERGO's interests.

     (d) Settlement with a Third Party. The entity that controls the defense of
         -----------------------------
a given claim with respect to a Collaboration Product shall also have the right to control settlement of such claim; provided, however, that other than as
                                     --------
provided in Section 11.06(b), no settlement shall be entered into without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. If there is no agreement between the Parties as to any proposed settlement, then the dispute shall be decided by the Steering Committee, and, if the Steering Committee is unable to decide the dispute, the matter will be resolved pursuant to Article XIV.

     SECTION 11.07. Patent Expenses.
                    ---------------

     (a) From the Effective Date of this Agreement prior to the first commercial sale of a Collaboration Product, all Patent Expenses in the Profit/Loss Sharing Territory related to such Collaboration Product will be treated as Development Expenses.

     (b) Following the first commercial sale of a collaboration Product, all Patent Expenses arising in the Profit/Loss Sharing Territory related to such Collaboration Product shall be treated as Allowable Operating Expenses.

     (c) On a country-by-country basis, Patent Expenses arising from ERGO Patents and LSU Patents in the Royalty Bearing Territory shall be born by ERGO, and Patent Expenses arising from ORTHO Patents and Joint Patents in the Royalty Bearing Territory shall be borne by ORTHO.

     SECTION 11.08. Assignment of Joint Patents.  Neither Party may assign its
                    ---------------------------
rights under any Joint Patent except with the prior written consent of the other Party; provided, however, that either Party may assign such rights without
       --------
consent to an Affiliate or other permitted assignee under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, as provided for in Section 17.01(b).

     SECTION 11.09. Trademarks and Trademark Expenses.  ORTHO and ERGO shall
                    ---------------------------------
equally share the expenses for the selection, registration and maintenance of all trademarks which are employed in connection with the sale of Collaboration Products in the Profit/Loss Sharing Territory. ERGO agrees that ORTHO shall not be required to use the trademark ERGOSET(TM) in association with any Collaboration Product or Independent Product, and that ERGO shall not use the trademark ERGOSET(TM) in association with any Collaboration Compound, any Collaboration Product or Independent Product unless this Agreement is terminated by ORTHO or the marks adopted by ORTHO for Collaboration Products do not encompass any mark that is confusingly similar to ERGOSET. ORTHO shall be solely responsible for the selection, registration, and maintenance of all trademarks which it employs in connection with the marketing, promotion and sale of Collaboration Product(s) and shall solely own and control such trademarks. ORTHO shall keep the JPT informed of proposed trademark development and Trademark Expenses in connection with the trademarks to be used in the Profit/Loss Sharing Territory. Each Party recognizes the exclusive ownership by the other Party of any proprietary names, logotypes or trademarks furnished by it (including its Affiliates) for use exclusively in connection with Collaboration Products. Either Party shall not, either while this Agreement is in effect, or at any time thereafter, register, use or attempt to obtain any right in or to any such name, logotype or trademark or in and to any name, logotype or trademark confusingly similar thereto. In the event that this Agreement is terminated by ERGO pursuant to Section 14, then, at ERGO's option, ORTHO shall license to ERGO, on a royalty free basis, any trademark specifically developed for the Collaboration Product(s).

                                  ARTICLE XII
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     SECTION 12.01. Representations and Warranties.
                    ------------------------------

     (a) Each of the Parties hereby represents and warrants to the other Party as follows:

          (i) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Each Party expressly represents and warrants that it has the full power and authority to enter into this Agreement and to carry out the obligations contemplated hereby.

          (ii) Such Party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective Patents and Know-how in the Field which would conflict with the rights granted to the other Party hereunder.

          (iii) To the best of its knowledge ERGO is obligated under one agreement as of the Effective Date to pay Third Parties royalties with respect to Bromocriptine and any other Collaboration Products for Metabolic Indications; provided, however that ERGO is obligated for certain time periods to make payments to certain parties as a result of litigation prior to the Effective Date (the "Martin and Filler Litigation"), as set forth in ERGO's SEC filings. ERGO shall be responsible for making any and all payments as a result of the Martin and Filler Litigation and such payments shall not be considered Allowable Expenses. ORTHO agrees to make reasonable efforts to provide an accounting to ERGO for sales of Collaboration Products in the states of Texas and California. As of the Effective Date the only agreement to pay royalties to a Third Party on
sales of Bromocriptine for Metabolic Indications is the LSU Agreement.   There
is currently one other agreement related to the use of Bromocriptine for the treatment of Non-Metabolic Diseases with the General Hospital Corporation, as set forth in ERGO's SEC filings.

     (b) ERGO hereby represents and warrants to ORTHO as follows:

          (i) It has as of the Effective Date given ORTHO access to all clinical records that describe all adverse event reports related to Collaboration Products including those that have been filed with the FDA prior to the Effective Date.

          (ii) As of the Effective Date, except as it may have previously disclosed to ORTHO in writing, it has not received any notices of infringement or any written communications relating in any way to a possible infringement with respect to Bromocriptine, and that it is not aware that the manufacture, use or sale of Bromocriptine or Ergoset tablets as set forth herein infringes any Third Party patent rights which have not been licensed to ERGO.

          (iii) ERGO expressly represents and warrants that it has brought to ORTHO's attention any Third Party Patents of which it is aware is of the Effective Date, which are relevant to the manufacture use or sale of Bromocriptine and/or Ergoset tablets.

          (iv) ERGO expressly represents and warrants that it has the full power and authority to enter into this Agreement and to carry out the obligations contemplated hereby. ERGO expressly represents and warrants that it owns (in whole or in part) or Controls all Patents and Know-how that are the subject of the licenses granted to ORTHO herein.

     (c) Each Party acknowledges that the other Party is, or in the future may be, Developing and/or Commercializing or acquiring a variety of products in a variety of fields including but not limited to the field of diabetes and obesity.

     SECTION 12.02. Performance by Affiliates.
                    -------------------------

     (a) The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that
                                                     --------
each Party shall remain responsible for and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

     (b) Johnson & Johnson hereby guarantees the performance of ORTHO and the Affiliates of ORTHO under this Agreement and the Stock Purchase Agreement and hereby expressly waives any requirement that ERGO exhaust any right, power or remedy or proceed against ORTHO or the Affiliates of ORTHO for any obligation or performance hereunder or thereunder.

                                 ARTICLE XIII
                            INFORMATION AND REPORTS
                            -----------------------

     SECTION 13.01. Information and Reports During Development and
                    ----------------------------------------------
Commercialization in the Profit/Loss Sharing Territory.  ORTHO and ERGO will
------------------------------------------------------
disclose and make available to each other upon written request and without charge (other than reasonable duplicating, postage and related out-of-pocket costs) all preclinical, clinical, regulatory, commercial, marketing, promotion, pricing, sales and other Information, including copies of all preclinical and clinical reports, known by ORTHO or ERGO directly concerning Collaboration Compounds or Collaboration Products for Development Indications or Additional Indications, if any, only in the Profit/Loss Sharing Territory at any time during the term of this Agreement. Each Party will use commercially reasonable and diligent efforts to disclose to the other Party all significant information promptly after it is learned or its significance is appreciated. Each Party shall own and maintain its own database of clinical trial data accumulated from all clinical trials of Collaboration Products for which it was responsible and of adverse drug event information for all Collaboration Products. At the option of the requesting Party, such data shall be provided in a computer readable format by the providing Party, to the extent available, which shall also assist in the transfer and validation of such data to the receiving Party. Without limitation of the foregoing, each Party shall supply to the other the Information required by the other Party and requested by it (either as a routine practice or as a specific request) for purposes of compliance with regulatory requirements.

     SECTION 13.02. Complaints.  Each Party shall maintain a record of all
                    ----------
complaints it receives with respect to any Collaboration Product. Each Party shall notify the other Party of any complaint with regulatory implications received by it in sufficient detail and within five (5) business days after the event, and in any event in sufficient time to allow the responsible Party to comply with any and all regulatory requirements imposed upon it in any country; provided, however, that notice of any complaint involving a field alert report
--------
shall be transmitted within one (1) business day.

     SECTION 13.03. Adverse Drug Experiences.  The Parties recognize that the
                    ------------------------
holder of a Drug Approval Application may be required to submit information and file reports to various governmental agencies on Collaboration Products under clinical investigation, Collaboration Products proposed for marketing, or marketed Collaboration Products. Information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new Collaboration Product. In addition, supplemental information must be provided on Collaboration Products at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience and whether or not the event is unexpected. Consequently, each Party agrees to:

     (a) Provide to the other for their use in making initial and/or periodic submissions to government agencies significant information on the Collaboration Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Collaboration Product;

     (b) In connection with investigational Collaboration Compounds, report to the other within three (3) days of the initial receipt of a report of any serious experience with the drug, if required for either Party to comply with regulatory requirements; each party will also provide to the other within one
(1) month, copies of any safety submission (e.g. IND expedited reports or annual reports) submitted to any regulatory agencies and

     (c) In connection with marketed Collaboration Products, each party will send to the other within one (1) month, copies of any single or periodic safety submissions filed with regulatory agencies, e.g., 15 day expedited reports, annual updates, etc.

     (d) If it contracts with a Third Party for research to be performed by such Third Party on the drug, the contracting Party agrees to require such Third Party to report to the contracting Party the information set forth in subparagraphs (a), (b), and (c) above. The Parties agree that at all times after the approval of any Drug Approval Application or equivalent thereof, ORTHO shall be responsible for collecting, collating and reporting to the appropriate regulatory authority all adverse drug experiences.

     SECTION 13.04. Records of Revenues and Expenses.
                    --------------------------------

     (a) Each Party will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of three (3) years from creation of individual records for examination at the other Party's expense and not more often than once each year by a certified public accountant selected by the other Party for the sole purpose of verifying for the inspecting Party the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. In the absence of material discrepancies (in excess of [*]of Operating Profits or Losses or the royalties payable under this Agreement) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by the Party requesting the audit. If material discrepancies do result, the audited Party shall bear the accounting expense. In any case, the audited Party shall pay the discrepancy. Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article X. Results of any such audit shall be provided to both Parties, subject to Article X.

     (b) If there is a dispute between the Parties following any audit performed pursuant to Section 13.04(a), either Party may refer the issue (an "Audit Disagreement") to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

          (i) The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 13.04(b).

          (ii) Within thirty (30) business days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

          (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within ten (10) business days of the selection of such independent expert.

          (iv) The independent expert shall render a decision on the matter as soon as practicable.

          (v) The decision of the independent expert shall be final and binding and shall not be subject to Sections 16.02 and 16.03 hereof, unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

          (vi) All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by the losing Party.

                                  ARTICLE XIV
                             TERM AND TERMINATION
                             --------------------

     SECTION 14.01. Term.  This Agreement shall commence as of the Effective
                    ----
Date and, unless sooner terminated as provided herein, (a) the provisions relating to Development and Commercialization in the Profit/Loss Sharing Territory shall continue in effect until the Parties are not Developing or Commercializing any Collaboration Compounds or Collaboration Products within such territory; and (b) the provisions relating to Commercialization of Royalty Bearing Products and Independent Products shall continue in effect until the date on which neither Party is obligated to pay a royalty to the other Party on Royalty Bearing Sales of Royalty Bearing Products or Independent Products.

     SECTION 14.02. Termination for Material Breach.
                    -------------------------------

     (a) Subject to the provisions of this Section 14.02, if either Party (the "Breaching Party") shall have committed a Material Breach and such Material Breach shall remain uncured and shall be continuing for a period of one hundred twenty (120) days following receipt of notice thereof by the other Party (the "Non-Breaching Party"), then, in addition to any and all other rights and remedies that may be available, the Non-Breaching Party shall have the right to terminate this Agreement effective upon the expiration of such one hundred twenty (120) day period. Any such notice of alleged Material Breach by one party (the "Accusing Party") shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged Material Breach by the other party ("Accused Breaching Party).

     (b) If the Accused Breaching Party, upon written notice delivered to the Accusing Party prior to the expiration of such one hundred twenty (120) day period, shall assert in good faith that any such alleged Material Breach described in the Accusing Party's notice, whether in payment of moneys or otherwise, was not a Material Breach, or was excused by reason of material failure of performance by the other Party or Third Parties or by reason of Force Majeure (as defined in Section 17.05), or shall otherwise in good faith dispute such alleged Material Breach, then the Parties shall continue to perform under this Agreement, subject to all of its terms and conditions, and the matter shall be resolved pursuant to the provisions of Sections 16.02 and 16.03. In such event, the Accusing Party shall not be entitled to terminate this Agreement pursuant to this Section 14.02 unless and until (i) it shall be determined pursuant to Sections 16.02 and 16.03 that the Accused Breaching Party has committed a Material Breach and (ii) such Material Breach has not been cured prior to such determination pursuant to Sections 16.02 and 16.03. To the extent that it is determined pursuant to a final and non-appealable decision under Sections 16.02 and 16.03 that the Accused Breaching Party did commit a Material Breach and failed to cure the same within the period provided for in clause (ii) above, then the Accusing Party may immediately terminate this Agreement and, in addition to all damages determined pursuant to the provisions of Sections 16.02 and 16.03 to be due and owing from the Breaching Party to the Non-Breaching Party under this Agreement, the Breaching Party shall be liable for the Non-Breaching Party's reasonable attorneys' fees incurred in connection with resolving such matter pursuant to Sections 16.02 and 16.03.

     (c) If the Non-Breaching Party terminates this Agreement pursuant to the provisions of this Section 14.02(a) and (b), then the following provisions shall apply:

          (i) The Non-Breaching Party shall receive an exclusive (even as to the Breaching Party), worldwide right and license, with the right to grant sublicenses, to all Patents of the Breaching Party as of the date of termination to the extent that such licenses are necessary to make, have made, import, use, sell, offer for sale and have sold Collaboration Products and Royalty Bearing Products and Independent Products for the Indications then being Developed or Commercialized and shall have the exclusive right (but not the obligation), subject to the rights of Third Parties existing prior to the Effective Date to enforce such Patents against competitive product infringement (in the manner contemplated under the terms of Section 11.05 applicable to Patents of the Breaching Party in the event that the Breaching Party does not or will not so enforce the Patents) and the exclusive right (but not the obligation) to enforce such trademark rights against infringers;

          (ii) If ORTHO is the Non-Breaching Party, the Profit/Loss Sharing Territory shall be converted to a Royalty Bearing Territory with Royalty Percentages of[*].

          (iii) all licenses and rights to the Non-Breaching Party's patents, trademarks, and know-how granted to the Breaching Party hereunder shall terminate;

          (iv) all Confidential Information supplied by the Non-Breaching Party to the Breaching Party shall be returned to the Non-Breaching Party except the Breaching Party may retain one copy of such information solely for legal archive purposes;

          (v) the Breaching Party shall promptly transfer or assign its ownership of IND's, Drug Approval Applications and Regulatory Approvals related to Collaboration Compounds, Collaboration Products, and Royalty Bearing Products to the Non-Breaching Party, and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to the Non-Breaching Party; and

          (vi) the Breaching Party shall assign all of its rights in and to all Joint Patents and licensed Third Party Patents provided that the Breaching Party has the right to assign or sublicense such rights (and all registrations and applications for registration therefor) to the Non-Breaching Party.

     (d) In the event of termination of this Agreement pursuant to this Section
14.02 where the Breaching Party is the Manufacturing Party with respect to one or more Collaboration Products hereunder, the Manufacturing Party shall continue to provide for manufacture of such Collaboration Products to the extent provided prior to notice of such termination, from the effective date of such termination until such time as the Non-Manufacturing Party is able to secure an equivalent alternative commercial manufacturing source, as requested by the Non-Manufacturing Party, provided, however, that said period shall cease after [*]
                     --------
from the effective date of the termination. To this end, as of the effective date of such termination, all Third Party manufacturing contracts shall, as requested by the Non-Manufacturing Party, be assigned to the Non-Manufacturing Party, and the cost charged to the Non-

Manufacturing Party by the Manufacturing Party for any of the internal manufacturing activities to be continued by the Manufacturing Party pursuant to this Section 14.02 for the production of Collaboration Products shall be the same as the Manufacturing Party's cost was while this Agreement was in effect. Further, upon the request of the Non-Manufacturing Party, the Manufacturing Party shall provide such technical assistance and know-how licenses on a royalty-free basis as may reasonably be requested to transfer such technology as is needed by the Non-Manufacturing Party, to commence or continue commercial manufacture of Collaboration Products. Such technical assistance shall be provided at the Manufacturing Party's cost, which cost shall be reimbursed within thirty (30) days upon receipt of an invoice from the Manufacturing Party by the Non-Manufacturing Party or its designee. In the event that any technology as is needed by the Non-Manufacturing Party to commence or continue commercial manufacture of Collaboration Products is covered by one or more Patents owned or Controlled by the Manufacturing Party, the Non-Manufacturing Party shall receive a fully paid-up, royalty-free, non-exclusive worldwide license to practice any and all such Patents for the purposes contemplated in this Section 14.02, with the right to grant sublicenses.

     (e) Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any Party's right to obtain performance of any obligation.

     (f) For purposes of this Agreement and except as expressly provided otherwise in this Agreement, "Material Breach" means the breach of or failure to perform, in a material respect, a Party's material obligations under this Agreement. Without limiting the foregoing and by way of example only, the term "Material Breach" shall be deemed to include the failure of any Party in a material respect to meet such Party's payment obligations under Articles III, IV, V, VII and VIII (provided, however, that default by ERGO of its payment obligations pursuant to Section 4.08 and Section 8.02 shall not be a material breach of this Agreement); and the election of a Party to proceed with Development or Commercialization of a Collaboration Compound in violation of its rights and obligations under Article V. In no event shall an inadvertent failure to comply with the provisions of Section 10.05 or the failure to gain Regulatory Approval for a Collaboration Product or to meet timelines or budgets specified in any Development Plan, Development Budget, Commercialization Plan, Commercialization Budget, Launch Plan or Launch Budget, in and of itself, be deemed to constitute a Material Breach, unless such failure is a result of acts and events or conduct that is otherwise a Material Breach. The Parties acknowledge and agree that failure to exercise any right or option with respect to any Product shall not be deemed to constitute a Material Breach hereunder.

     (g) The provisions of this Section 14.02 shall survive termination of this Agreement.

     SECTION 14.03. Termination by ORTHO.
                    --------------------

     (a) ORTHO shall have the right to terminate this Agreement upon thirty (30) days advance written notice to ERGO and without any termination fee in the event that after the Effective Date: (i) issues regarding the Safety of Bromocriptine arise during the Development or Commercialization of Bromocriptine for a Type II Diabetes Indication that indicate a materially and adversely different Safety profile of Bromocriptine existing as of the Effective Date as evidenced in ERGO's NDA 20-866; or (ii) new clinical data obtained after the Effective Date reveal a materially and adversely different Tolerability profile for Bromocriptine from such profile as it existed as of the Effective Date; or (iii) if after the Effective Date there is a materially adverse regulatory development relating to[*].

     (b) ORTHO shall have the right to terminate this Agreement for any reason not set forth in Section 14.03(a) above, upon notice to ERGO of its election to terminate this Agreement pursuant to this Section 14.03(b) given at the times after the Effective Date as set forth below; provided, however, that such
                                             --------
termination shall not become effective until the expiration of the notice period below:

          (i) prior to [*], upon [*] written notice, and upon the payment to ERGO of a termination fee of[*]; provided that no such termination fee shall be
                                 --------
payable to ERGO if the reason for termination is a materially adverse change in Safety or Tolerability of said Collaboration Product or there is a materially adverse regulatory development, [*]; or

          (ii) after[*], upon [*] prior written notice, without payment of any termination fee.

     SECTION 14.04. Effect of Termination by ORTHO Pursuant to Section 14.03. If
                    --------------------------------------------------------
ORTHO terminates this Agreement pursuant to Section 14.03, it shall continue to be obligated during the termination notice period to perform all of its obligations under this Agreement, including its obligation to pay Development Expenses; provided, however, that ORTHO shall have no obligation to make any
          --------
milestone payments pursuant to Section 3.02 with respect to any milestone achieved during the termination notice period. In addition, as a result of such termination:

     (a) ERGO shall receive a fully paid up, exclusive (even as to ORTHO but subject to rights of Third Parties that are not Affiliates of ORTHO that pre-existed or accrued prior to such termination notice) worldwide right and license, with the right to grant sublicenses, to all ORTHO Patents and Trademarks, being used at the time of termination to make, have made, import, use, sell, offer for sale and have sold Collaboration Products and Independent Products, subject to the applicable royalty obligations set forth in this Agreement, and shall have the right (but not the obligation) to enforce the ORTHO Patents against competitive product infringement (in the manner contemplated under and pursuant to the terms of Section 11.05 applicable to ORTHO Patents in the event that ORTHO does not or will not so enforce the Patents) and the exclusive right (but not the obligation) to enforce the trademark rights against infringers;

     (b) all licenses and rights to ERGO Patents and Trademarks and LSU Patents and ERGO Know-how granted to ORTHO hereunder shall terminate;

     (c) all Confidential Information supplied by ERGO to ORTHO shall be returned to ERGO except ORTHO may retain one copy of such information solely for legal archive purposes;

     (d) ORTHO shall be obligated to ERGO under Section 9.05 to the extent provided therein;

     (e) ORTHO shall promptly transfer and assign ownership of all INDs, Drug Approval Applications and Regulatory Approvals related to Collaboration Compounds, Collaboration Products and Independent Products to ERGO, and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to ERGO; and

     (f) ORTHO shall assign all of its rights in and to all Joint Patents to ERGO.

     SECTION 14.05. Surviving Rights.  The rights and obligations set forth in
                    ----------------
this Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. Without limiting the foregoing, the Parties have identified various rights and obligations, which are understood to survive, as follows:

     (a) In the event of expiration of this Agreement pursuant to Section 14.01, the following provisions shall survive: Article I (to the extent applicable to the interpretation of other surviving clauses), Section 6.05, Section 6.06, Sections 10.01-10.04 (for the [*] period as provided in Section 10.03), Section
11.01 (to the extent of any post-expiration patent activity based on pre-expiration inventions made), Section 11.02 (for one year following expiration),
Section 11.03 (to the extent necessary to permit patent filings with respect to the inventions disclosed under Section 11.02), Section 12.02, Section 13.02,
Section 13.03, and Section 14.05 (to the extent required to determine surviving rights and obligations, ) Article XV (to the extent of pre-expiration activities of the Parties), Article XVI and Article XVII.

     (b) In the event of termination of this Agreement pursuant to Section 14.02, the following provisions shall survive: Article I (to the extent applicable to the interpretation of other surviving clauses), Section 6.05,
Section 6.06, Sections 8.04(b) and 8.05-8.09, Sections 10.01-10.04 (for the [*]period as provided in Section 10.03), Section 11.02 (only as applicable to the Breaching Party and for one year following the effective date of termination), Section 11.03 (to the extent necessary to permit patent filings with respect to the inventions made prior to termination), Section 11.08,
Section 12.02, Sections 13.02-13.04, Section 14.02, Section 14.05 (to the extent required to determine surviving rights and obligations), and Article XV (to the extent of pre-expiration activities of the Parties), , Articles XVI, and Article XVII.

     (c) In the event of termination of this Agreement pursuant to Section 14.03, the following provisions shall survive: Article I (to the extent applicable to the interpretation of other surviving clauses), Section 6.05,
Section 6.06, Section 9.03, Section 9.05, Sections 10.01-10.04 (for the [*] period as provided in Section 10.03), Section 11.02 (for one year following the effective date of termination), Section 11.03 (to the extent necessary to permit patent filings with respect to the inventions made prior to termination),
Section 11.08, Section 12.02, Sections 13.02-13.04, Sections 14.04-14.05 (to the
extent necessary to determine surviving rights and obligations), Article XV (to the extent of pre-expiration activities of the Parties),, Articles XVI , and
Article XVII.

SECTION 14.06. Change of Control. In the event of an ERGO Change in Control
               -----------------
(defined below), ORTHO shall have the following rights and options with respect to this Agreement:

     (a) "ERGO Change of Control" means any transaction or series of related transactions in which a Third Party (other than an Existing ERGO Stockholder) acquires or becomes the beneficial owner of (i) more than [*] of the outstanding voting securities of ERGO or the surviving entity, whether by merger, consolidation, reorganization, tender offer or similar means, or (ii) all or substantially all of the assets of ERGO. For purposes of this Agreement, "Existing ERGO Stockholder" means[*].

     (b) In the event that an ERGO Change of Control occurs during the term of this Agreement, ORTHO shall have the right and option, exercisable upon written notice to ERGO delivered at any time within [*] after the effective date of such Change in Control to solely assume full worldwide control of all Development and all Commercialization of all Collaboration Compounds and Collaboration Products and the JPT and Steering Committees shall at such time cease to exist.

                                  ARTICLE XV
                                INDEMNIFICATION
                                ---------------

     SECTION 15.01. Indemnification for Royalty Bearing Products.  With respect
                    --------------------------------------------
to Royalty Bearing Products (determined on a country-by-country basis):

     (a) ORTHO hereby agrees to save, defend and hold ERGO and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees (collectively, "Losses"), resulting directly from the
                               ---------
manufacture, use, handling, storage, sale or other disposition of Royalty Bearing Products by ORTHO, its agents or sublicensees, except to the extent such Losses result from the negligence or willful misconduct of ERGO.

     (b) In the event that ERGO is seeking indemnification under Section 15.01(a), it shall inform ORTHO of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit ORTHO to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as reasonably requested (at the expense of ORTHO) in the defense of the claim. ERGO shall have the right to attend all material proceedings and shall have the right to all information reasonably relating to proceedings that would not result in a waiver of a privileged communication as reasonably determined by ORTHO.

     SECTION 15.02. Indemnification For Collaboration Products in the
                    -------------------------------------------------
Profit/loss Sharing Territory.  With respect to Collaboration Products in the
-----------------------------
Profit/loss Sharing Territory:

     (a) Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all Losses resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Collaboration Products sold or used in the Profit/Loss Sharing Territory by the Indemnifying Party, its agents or sublicensees, but only to the extent such Losses result from the negligence or willful misconduct of the Indemnifying Party or its employees and agents and do not also result from the negligence or willful misconduct (whether pursuant to actions or failures to act) of the Party seeking indemnification. Any other Losses from claims resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Collaboration Products in the Profit/Loss Sharing Territory shall be included as an Allowable Operating Expense of either Party at the time such claim is finally determined, whether by judgment, award, decree or settlement.

     (b) In the event that either Party receives notice of a claim with respect to a Collaboration Product in the Profit/Loss Sharing Territory, such Party shall inform the other Party as soon as reasonably practicable. The Parties shall confer how to respond to the claim and how to handle the claim in an efficient manner.

     SECTION 15.03. Indemnification For Independent Products.  With respect to
                    ----------------------------------------
Independent Products:

     (a) Each Party commercializing an Independent Product hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all Losses resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Independent Products by the Indemnifying Party, its agents or sublicensees, but only to the extent such Losses do not (i) result from the negligence or willful misconduct of the Party seeking indemnification or (ii) result from a breach of manufacturing representations or warranties by the Party seeking indemnification.

     (b) In the event that either Party receives notice of a claim with respect to an Independent Product, such Party shall inform the other Party as soon as reasonably practicable. The Parties shall confer how to respond to the claim and how to handle the claim in an efficient manner. In the event that a Party is seeking indemnification under Section 15.03(a), it shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.


                                  ARTICLE XVI
                              DISPUTE RESOLUTION
                              ------------------

     SECTION 16.01. Disputes.  The Parties recognize that disputes as to certain
                    --------
matters may from time to time arise during the term of this Agreement or the Stock Purchase Agreement that relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement or the Stock Purchase Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XVI if and when a dispute arises under this Agreement or the Stock Purchase Agreement.

     Unless otherwise specifically recited in this Agreement, disputes between the Parties shall be first referred to the Steering Committee by either Party at any time after such dispute has arisen and such Party believes that there has been sufficient discussion of the matter at the JPT level, as the case may be. If the Steering Committee is unable to resolve such a dispute within thirty (30) days of being requested by a Party to resolve such dispute, any Party may, by written notice to the other, have such dispute referred to their respective executive officers designated below or their successors, for attempted resolution by negotiations within fourteen (14) days after such notice is received. Said designated officers are as follows:

For ORTHO:

The Executive Committee member of J&J who has responsibility for the business units responsible for diabetes treatments.

For ERGO:
Chief Executive Officer

          In the event the designated executive officers are not able to resolve such dispute, other than those disputes which may be expressly prohibited from being resolved by this mechanism such as the Excepted Development Matters referred to in Section 2.04 hereof, either Party may at any time after the fourteen (14) day period seek to resolve the dispute through other means as provided in Sections 16.02 and 16.03.


     SECTION 16.02 Alternative Dispute Resolution.  Any dispute controversy or
                   ------------------------------
claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to an alleged breach or to termination of this Agreement, but excluding (i) any dispute, controversy or claim arising out of or relating to the validity, enforceability, or infringement of any ERGO Patent or any ORTHO Patent and (ii) other than disputes which are expressly prohibited herein from being resolved by this mechanism, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

     (a) If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR Request") to counsel for the other Party
                                  --------------
informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section
14.02 as to which a Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

     (b) Within fifteen (15) business days after receipt of the ADR Request, the other Party may, by written notice to counsel for the Party initiating ADR, add additional issues to be resolved.

     SECTION 16.03. Arbitration Procedures.  An ADR initiated under this
                    ----------------------
Agreement will proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association for Large, Complex Cases then in effect, insofar as such rules are not inconsistent with the provisions expressly set forth in this Agreement, unless the Parties mutually agree otherwise, and pursuant to the following procedures:

     (a)  Arbitrators. The arbitration shall be carried out by a panel of three
(3) each of whom shall be a retired United States judge or justice and shall be selected by the Parties within thirty (30) days of receipt of the ADR request in accordance with the procedure described below.

          (i) The Parties shall select the arbitrators as described in Section 16.03(a)(ii) below, which arbitrators may but need not be selected from a list of arbitrators such as the CPR Panel of Distinguished Neutrals of the Center for Public Resources, subject to: (1) his/her availability and willingness to serve,
(2) his/her availability to commence the arbitration within a reasonable period of time, (3) his/her agreement to charge fees and expenses that are reasonable under the circumstances, and (4) his/her commitment to render his/her award within the time periods provided in this Section 16.03.

          (ii) Each Party will exchange a list of ten (10) qualified arbitrators and in the event that both Parties agree on all three persons then those persons shall be the arbitrators. In submitting the ten names, each Party shall prioritize from one to ten the persons on their respective lists. In the event that there is more than one common name on the Parties' lists, the person having the lowest combined priority number shall be selected as an arbitrator. The combined priority number shall be the sum of the order numbers assigned to that person by the Parties. Thus, if one person was ERGO's number two priority and ORTHO's number three priority, and another person was ERGO's number two priority and ORTHO's number four priority, the former would be appointed. If more than one person has the lowest combined priority number, the person for whom there is less difference between the order numbers assigned by the Parties shall be appointed. Thus, if one person was ERGO's number one priority and ORTHO's number four priority, and another person was ERGO's number two priority and ORTHO's number three priority, the latter person would be appointed. If this method does not produce three arbitrators, or if there are no common names, the Parties shall alternatively strike from the combined list until three names, which shall be the selected arbitrators. The Party to strike first shall be determined by the toss of a coin.

          (iii) In the event the arbitrators are unable to meet the requirements set forth in (i) above, then, in the event the first selected arbitrators were common to both lists and there were more than three common names on the Parties' lists, the arbitrator having the next lowest combined priority number who is able and willing to serve pursuant to these requirements shall be selected. If there is no such individual, then the Parties shall use the alternate strike method set forth above. In the event an arbitrator selected by the alternate strike methodology is unable or unwilling to serve consistent with the requirements set forth above, then the alternate striking procedure shall be retraced in reverse order until the arbitrators are selected.

     The arbitrators shall be neutral, disinterested, impartial, and independent of the Parties and others having any known interest in the outcome, and shall abide by the AAA/ABA Code of Ethics for Arbitrators in Commercial Disputes. There shall be no ex parte communications with the arbitrators either before or during the arbitration, relating to the dispute or issues involved in the dispute or the arbitrator's views on any such issue.

     (b) Interim Review. Either Party may apply to any court having jurisdiction hereof and seek preliminary injunctive relief until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     (c) Location. Any arbitration under this Section 16.03 shall be conducted in New York, NY.

     (d) Discovery Proceedings. The Parties shall have the right to undertake complete discovery, as contemplated by and pursuant to Rules 26-37 of the Federal Rules of Civil Procedure (with references to "court" in those Rules being considered references to the "arbitrator") except as they may be modified by the following:

     Within fourteen (14) days after selection of the arbitrators, each Party may serve on any other Party (i) interrogatories for the purpose of identification of documents and witnesses, (ii) requests for admissions, and
(iii) requests for the production of documents and things. These discovery requests will be answered within fourteen (14) days of receipt.

     At any time but not more than six (6) months after the selection of the arbitrators, each Party may take depositions of an opposing Party as a matter of right. The Parties will attempt to agree to time, location, and duration of the deposition, and if the Parties do not agree these will be determined by the arbitrators.

     Any Party may conduct depositions of its own witnesses which may be introduced as evidence at the arbitration hearing if the other Party was given fair opportunity to attend the deposition and cross-examine.

     As they become aware of new documents or information, including experts who may be called upon to testify, all Parties remain under a continuing obligation to provide documents upon which they rely, to supplement their responses, and to honor any informal agreements or understandings between the Parties regarding documents or information to be exchanged. The arbitrators at the hearing will not consider documents that have not been previously exchanged, unless agreed by the Parties.

     The Parties will promptly notify the arbitrators when an unresolved dispute exists regarding discovery issues. The arbitrators will discuss the matter with the Parties to determine the nature of the dispute and will attempt to resolve that dispute. If the arbitrators do not resolve the dispute, the arbitrators will arrange a conference concerning the dispute before the arbitrators by telephone, or in person, and the arbitrators will decide the dispute.

     All discovery shall be completed within six (6) months from selection of the arbitrators, unless extended by agreement of the Parties or by the arbitrators for good cause shown.

     The arbitrators will determine the specific location within New York, NY and the date and time of the arbitration hearing(s) and other proceedings after consultation with the arbitrators and the Parties and will provide reasonable notice of the hearing(s) date and time. The arbitrators will make every effort to schedule the arbitration hearing within ninety (90) days of the completion of all discovery, absent unusual circumstances.

     The Parties may mutually agree on or the arbitrators for good cause may order a rescheduling of the hearing date.

     The arbitrators will ordinarily conduct the arbitration hearing in the manner set forth in this Section 16.3 except that (i) the Federal Rules of Evidence shall apply and (ii) the arbitrators shall render their decision in writing in the manner provided by Rule 52 of the Federal Rules of Civil Procedure, including a full and precise statement of the factual and legal bases for such decision. If the AAA rules and the rules of this Section 16.03(d) conflict in any manner, the rules of this Section 16.03(d) shall prevail. The arbitrators must hold an oral hearing, but may impose reasonable time limits on each phase of the proceeding and may limit testimony to exclude evidence that would be immaterial or unduly repetitive, provided that all Parties are afforded the opportunity to present material and relevant evidence and that each Party is given at least an approximately equal amount of time for presentation of its case.

     Written briefs may be filed up to five (5) days before the hearing.

     The arbitrators will require witnesses to testify under oath if requested by any Party.

     Any Party desiring a stenographic record may secure a court reporter to attend the proceedings.

     The arbitrators will determine the order of proof, which will generally be similar to that of a court trial, including opening and closing statements.

     When the arbitrators determine that all relevant and material evidence and arguments have been presented, the arbitrators will declare the hearing closed. The arbitrators may defer the closing of the hearing for up to twenty (20) days to permit the Parties to submit post-hearing briefs and or to make closing arguments, as the arbitrators deem appropriate, before rendering an award.

     The arbitrators will render the award and its decisions pursuant to Fed. R. Civ. P. 52 within thirty (30) days after the date of the closing of the hearing or, if an arbitration hearing has been waived, within thirty (30) days after the date of the arbitrator's receiving all materials specified by the Parties. The decision and award of the arbitrators will constitute the Arbitration Award and will be binding on the Parties.

     The arbitrators shall, in rendering their decision and award, apply the substantive law of the State of New York, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article shall be governed by the Federal Arbitration Act. The costs of the winning Party and the fees of the arbitrators shall be paid by the losing Party as determined by the arbitrators. If the arbitrators are unable to designate a losing party, it shall so state and each Party shall bear its own costs and the fees of the arbitrators shall be split equally between the Parties.

     (e) Award. The arbitrators are empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys' fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief. Notwithstanding the foregoing, punitive or multiple damages may not be awarded.

     (f) Legal Fees. Except as set forth in Paragraph 16.03(e) above, each Party shall bear its own legal fees.

     (g) Confidentiality. The ADR proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party's Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

     SECTION 16.04. Survivability.  Any duty to arbitrate under this Agreement
                    -------------
shall remain in effect and enforceable after termination of this Agreement for any reason.

     SECTION 16.05. Jurisdiction.  For the purposes of this Article XVI, each
                    ------------
Party agrees to abide by the award rendered in any arbitration, and the Parties agree to accept the jurisdiction of any court having jurisdiction over the Parties for the purposes of enforcing awards entered pursuant to this Article and for enforcing the agreements reflected in this Article.


                                 ARTICLE XVII
                                 MISCELLANEOUS
                                 -------------


     SECTION 17.01. Assignment.
                    ----------

     (a) Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates and may delegate its obligations under this Agreement in any country to any of its Affiliates; provided, however,
                                                              --------
that such assignment or delegation shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

     (b)(i) Except as provided in Section 11.08 hereof and in subsection (b)(ii) below, neither Party may assign its rights or obligations under this Agreement to a non-Affiliate without the prior written consent of the other Party, except under the provisions of Section 6.05, 7.03, or 11.08 in connection with a merger or similar reorganization or the sale of all or substantially all of its assets. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be needed, and no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

          (ii) ERGO may assign its rights to receive payments hereunder to a Third Party or grant a security interest in its rights to receive payments hereunder.

     (c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     SECTION 17.02. Retained Rights.  Nothing in this Agreement shall limit in
                    ---------------
any respect the right of either Party to conduct research and development and to market products using such Party's technology other than as herein expressly provided. Furthermore, nothing in this Agreement shall be construed to provide any license, implied or express, under any Patent Controlled by a Party, except to the extent of the express Products for the particular Development Indications and Additional Indications, if any, that are the subject of continuing joint Development and Commercialization pursuant to this Agreement.

     SECTION 17.03. Research and Development Entities.  Either Party may assign
                    ---------------------------------
its rights and obligations under this Agreement to an entity or entities (e.g., partnership or corporation) that are specifically formed for financial purposes and that finance research and development performed by such Party; provided,
                                                                   --------
however, that such assignment shall not relieve the assigning Party of responsibility for performance of its obligations under this Agreement.

     SECTION 17.04. Consents Not Unreasonably Withheld or Delayed.  Whenever
                    ---------------------------------------------
provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised, even when not so expressly stated.

     SECTION 17.05. Force Majeure.  Neither Party shall lose any rights
                    -------------
hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable
--------
efforts to avoid or remedy such force majeure and has given the other Party prompt notice describing such event, the effect thereof and the actions being taken to avoid or remedy such force majeure; provided, however, that in no event
                                             --------
shall a Party be required to settle any labor dispute or disturbance.

     SECTION 17.06. Further Actions.  Each Party agrees to execute, acknowledge
                    ---------------
and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     SECTION 17.07. No Trademark Rights.  Except as otherwise provided herein,
                    -------------------
no right, express or implied, is granted by the Agreement to use in any manner any name or any trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

     SECTION 17.08. Notices.  All notices hereunder shall be in writing and
                    -------
shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address
                                   --------
shall be effective only upon receipt thereof).


     (a)  If to ERGO RESEARCH CORPORATION:
     Attention:                 C/O Ergo Science Corporation
                                President,
                                33 Third Avenue
                                Charlestown, MA 02129
     Telephone:                 617-241-6800
     Telecopy:                  617-241-8822

With copies to:
          ERGO SCIENCE CORPORATION
         Attention: Legal Department

                             33 Third Avenue
                             Charlestown, MA 02129
Telephone:                   617-241-6800
Telecopy:                    617-241-8822

(b)  If to ORTHO: ORTHO-McNeil Pharmaceutical Corporation

     Attention:                        President
                                       700 U.S. Route 202 South
                                       Raritan, New Jersey 08869
Telephone:                             908-218-6972
Telecopy:                              908-218-9456

With copies to:
                             Chairman
                             R.W. Johnson Pharmaceutical Research Institute
                             920 U.S. Route #202
                             Raritan, New Jersey 08869-0602
Telephone:                   908-704-4000
Telecopy:                    908-707 1895
and
                                  Office of General Counsel
                                  Johnson & Johnson
                                  One Johnson & Johnson Plaza
                                  New Brunswick, NJ 08933
Telephone:                       (908) 524-2485
Telecopy:                        (908) 524-2788


     SECTION 17.09. Waiver.  Except as specifically provided for herein, the
                    ------
waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any other of such Party's rights or remedies provided in this Agreement.

     SECTION 17.10.  Severability.  If any term, covenant or condition of this
                     ------------
Agreement or the application thereof to any Party or circumstances shall, to any extent or in any country, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.


     SECTION 17.11. Ambiguities.  Ambiguities, if any, in this Agreement shall
                    -----------
not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     SECTION 17.12. Governing Law.  This Agreement shall be governed by and
                    -------------
interpreted under the laws of the State of New York as applied to contracts entered into and performed entirely in New York by New York residents.

     SECTION 17.13. Headings.  The Sections and paragraph headings contained
                    --------
herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections or paragraphs.

     SECTION 17.14. Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 17.15. Entire Agreement; Amendments.  This Agreement and the Stock
                    ----------------------------
Purchase Agreement, including all Exhibits attached hereto and thereto, and all documents delivered concurrently herewith and therewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement or the Stock Option Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement, including without limitation the exhibits, schedules and attachments thereto, are intended to define the full extent of the legally enforceable undertakings of the Parties hereto, and no promise or representation, written or oral, which is not set forth explicitly is intended by either party to be legally binding. Both Parties acknowledge that in deciding to enter into the Agreement and to consummate the transaction contemplated thereby neither Party has relied upon any statement or representations, written or oral, other than those explicitly set forth therein.

     SECTION 17.16. Independent Contractors.  The status of the Parties under
                    -----------------------
this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

     SECTION 17.17. Insurance.  Throughout the Development and
                    ---------
Commercialization of Collaboration Products including Bromocriptine, ERGO agrees to have in place comprehensive general liability insurance, including but not limited to product liability insurance (which shall include coverage for clinical trials) at least [*]combined single limit with an aggregate limit of at least[*]. ERGO, upon request, agrees to provide ORTHO with a certificate of insurance evidencing its retention of such insurance coverage and any updates thereto.

     SECTION 17.18. Bankruptcy.  All rights and licenses granted under or
                    ----------
pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses and rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that the other Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the other Party, unless such Party elects to continue to perform all of its obligations under this

Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of such Party upon written request therefor by the other Party.

     SECTION 17.19.  HSR Condition.  The effectiveness of this Agreement and the
                     -------------
Parties rights and obligations under this Agreement are conditioned upon expiration or termination of the waiting period under the Hart-Scott-Rodino Anti-trust Improvements Act of 1976. The Parties agree to request early termination or waiver of any waiting periods under the HSR Act.

     SECTION 17.20   Currency.  The references in this Agreement to amounts
                     --------
expressed in dollars ($) shall mean United States dollars.

(Final provision of Agreement.)

  IN WITNESS WHEREOF, ERGO and ORTHO have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                    ORTHO-McNEIL PHARMACEUTICAL, INC.

                    By:

                    Title:

                    Date:



                    CILAG A.G., INTERNATIONAL

                    By:

                    Title:

                    Date:



                    JOHNSON & JOHNSON

                    By:

                    Title:

                    Date:



                    THE R.W. JOHNSON PHARMACEUTICAL
                    RESEARCH INSTITUTE, A DIVISION OF ORTHO
                    PHARMACEUTICAL CORPORATION

                    By:

                    Title:

                    Date:

                    ERGO SCIENCE CORPORATION

                    By:

                    Title:

                    Date:



                    ERGO RESEARCH CORPORATION

                    By:

                    Title:

                    Date:

EXHIBIT A

                   DETERMINATION OF CERTAIN ACCOUNTING TERMS
                   -----------------------------------------



[*]

                              Exhibit B1
                              ----------
               Development Expense Payment Reconciliation
               ------------------------------------------
                    Profit/Loss Sharing Territory
                    -----------------------------
                      For The Quarter Ending XXX
                      --------------------------

EXHIBIT C

                                  Exhibit C-1

      PRE-EFFECTIVE DATE COSTS IN 1997 TO BE REIMBURSED BY ORTHO TO ERGO

[*]

EXHIBIT E

             Initial Development Plan and Budget for Bromocriptine

EXHIBIT F

 Amended and Restated Supply Agreement, dated as of October 31, 1997, by and between ERGO Research Corporation, ERGO Science Corporation, and Geneva Pharmaceuticals, Inc.